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                                                                    EXHIBIT 2.17
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                               PURCHASE AGREEMENT

                                      AMONG

                         PENTASTAR COMMUNICATIONS, INC.,

                         PENTASTAR ACQUISITION CORP. IX,

                             DIGISTAR NETWORKS, INC.

                                     AND THE

                                  SHAREHOLDERS

                                       OF

                             DIGISTAR NETWORKS, INC.







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                                TABLE OF CONTENTS
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
1. Definitions.................................................................................1

2. Purchase and Sale...........................................................................1
   2.1.     Basic Transaction..................................................................1
   2.2.     Assumption of Certain Liabilities..................................................1
   2.3.     Purchase Price; Payment............................................................1
   2.4.     Sales Taxes, Etc...................................................................7
   2.5.     The Closing........................................................................7
   2.6.     Deliveries at the Closing..........................................................7

3. Representations and Warranties..............................................................8
   3.1.     Representations and Warranties of the Company and the Shareholders.................8
   3.2.     Representations and Warranties of PentaStar.......................................19
   3.3.     Survival of Representations.......................................................21
   3.4.     Representations as to Knowledge...................................................21

4. Pre-Closing Covenants......................................................................21
   4.1.     General...........................................................................21
   4.2.     Operation and Preservation of Business............................................22
   4.3.     Full Access.......................................................................22
   4.4.     Notice of Developments............................................................22
   4.5.     Exclusivity.......................................................................22
   4.6.     Announcements; Securities Law Restrictions........................................22
   4.7.     Bulk Sales Laws...................................................................23
   4.8.     Conveyance of Shareholder Property................................................23
   4.9.     Conveyance of Capital Lease Property..............................................23
   4.10.    Interim Information.  ............................................................23
   4.11.    Certain Closing Date Liabilities..................................................23
   4.12.    Company Options...................................................................23

5. Post-Closing Covenants.....................................................................23
   5.1.     Further Assurances................................................................23
   5.2.     Transition........................................................................24
   5.3.     Cooperation.......................................................................24
   5.4.     Confidentiality...................................................................24
   5.5.     Post-Closing Announcements........................................................24
   5.6.     Financial Statements..............................................................24
   5.7.     Satisfaction of Liabilities.......................................................24
   5.8.     Repurchase of Unpaid Receivables and Residual Payment Rights......................25
   5.9.     Transfer Restrictions.............................................................26
   5.10.    [RESERVED.] ......................................................................26
   5.11.    Coop/Marketing Funds..............................................................26
   5.12.    Certain Services..................................................................26
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

6. Conditions to Closing......................................................................27
   6.1.     Conditions to Obligation of PentaStar.............................................27
   6.2.     Conditions to Obligation of the Company and the Shareholders......................28

7. Remedies for Breaches of This Agreement....................................................28
   7.1.     Indemnification Provisions for Benefit of PentaStar and the Acquiror..............28
   7.2.     Indemnification Provisions for Benefit of the Company and the Shareholders........31
   7.3.     Matters Involving Third Parties...................................................31
   7.4.     Right of Offset...................................................................32
   7.5.     Other Remedies....................................................................33

8. Termination................................................................................33
   8.1.     Termination of Agreement..........................................................33
   8.2.     Effect of Termination.............................................................33

9. Miscellaneous..............................................................................33
   9.1.     No Third-Party Beneficiaries......................................................33
   9.2.     Entire Agreement..................................................................33
   9.3.     Succession and Assignment.........................................................34
   9.4.     Counterparts......................................................................34
   9.5.     Headings..........................................................................34
   9.6.     Notices...........................................................................34
   9.7.     Governing Law.....................................................................35
   9.8.     Amendments and Waivers............................................................35
   9.9.     Severability......................................................................35
   9.10.    Expenses..........................................................................35
   9.11.    Arbitration.......................................................................35
   9.12.    Construction......................................................................36
   9.13.    Incorporation of Exhibits.........................................................36
   9.14.    Shareholders' Agent...............................................................36
   9.15.    David Smith.......................................................................37
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Exhibits:

Exhibit 1.1(a)                 Exhibit 3.1(h)
Exhibit 1.1(b)                 Exhibit 3.1(i)(i)
Exhibit 1.1(c)                 Exhibit 3.1(i)(ii)
Exhibit 1.1(d)(i)              Exhibit 3.1(k)
Exhibit 1.1(d)(ii)             Exhibit 3.1(l)
Exhibit 1.1(e)                 Exhibit 3.1(m)
Exhibit 1.1(f)                 Exhibit 3.1(n)(i)
Exhibit 1.1(g)                 Exhibit 3.1(n)(ii)
Exhibit 3.1(b)(i)              Exhibit 3.1(o)(i)
Exhibit 3.1(c)                 Exhibit 3.1(o)(ii)
Exhibit 3.1(d)(i)              Exhibit 3.1(o)(iii)
Exhibit 3.1(d)(ii)             Exhibit 3.1(o)(iv)
Exhibit 3.1(e)(i)              Exhibit 3.1(s)
Exhibit 3.1(e)(iii)            Exhibit 3.1(t)
Exhibit 3.1(f)(iii)            Exhibit 3.1(u)(ii)
Exhibit 3.1(f)(v)              Exhibit 3.1(u)(xi)
Exhibit 3.1(f)(vi)             Exhibit 3.2(b)(i)
Exhibit 3.1(g)(i)(A)           Exhibit 4.9
Exhibit 3.1(g)(i)(B)           Exhibit 5.8
                               Exhibit 6.1(h)
                               Exhibit 6.2(c)



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     This Purchase Agreement is entered into as of December 29, 2000 among
PentaStar Communications, Inc., a Delaware corporation ("PentaStar"), PentaStar
Acquisition Corp. IX, a Delaware corporation (the "Acquiror"), Digistar
Networks, Inc. a Delaware corporation (the "Company"), and Shaun M. Emerson,
David C. Chisolm, David E. Smith and Tammy L. Brennen (individually, a
"Shareholder" and collectively, the "Shareholders").

                                    Recitals

     A. The Shareholders own all of the issued and outstanding capital stock of the Company.

     B. The Acquiror is a newly-formed, wholly-owned subsidiary of PentaStar.
The Acquiror desires to acquire from the Company, and the Company desires to sell to the Acquiror, certain of the Company's assets as provided in this Agreement.

     C. PentaStar, the Acquiror, the Company and the Shareholders desire to make certain representations, warranties and agreements in connection with such transaction and also desire to set forth various conditions precedent thereto.

                                    Agreement

     NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions The terms defined in Exhibit 1.1(a) shall have the meanings designated therein.

2. Purchase and Sale.

     2.1. Basic Transaction. Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to purchase from the Company, and the Company agrees to sell to the Acquiror, all the Acquired Assets free and clear of any Encumbrance or Tax, for the consideration specified in Section 2.3. The
Acquiror shall have no obligation under this Agreement to purchase less than all of the Acquired Assets.

     2.2. Assumption of Certain Liabilities. Subject to the terms and conditions set forth in this Agreement, the Acquiror agrees to assume and become responsible at the Closing for all of the Assumed Liabilities. The Acquiror shall not assume or have any responsibility with respect to any other Liability not expressly included within the definition of Assumed Liabilities.

     2.3. Purchase Price; Payment

         (a) Consideration.

              (i) Subject to adjustment as provided in Section 2.3(d), the aggregate consideration (the "Purchase Price") payable by the Acquiror to the Company for the Acquired Assets shall be as follows:

                  (A) cash in the amount of the sum of

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                      (1) $300,000, less the amount of any Seller Transaction
Expenses incurred by PentaStar and not reimbursed at the Closing by the Company, less the amount of the Liabilities set forth on Exhibit 1.1(d)(ii), minus

                      (2) the amount by which the Interim Cash Requirement exceeds the amount of cash on hand included in the Acquired Assets, minus

                      (3) the aggregate amount of accounts receivable, notes receivable and Residual Payment Rights collected by the Company after September
30, 2000 (whether by collection of cash, offset or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company) as a result of the accelerated collection thereof beyond normal stated terms or outside the ordinary course of business consistent with past practice, or as a set-off against future payments against accounts receivable, notes receivable or Residual Payment Rights, minus

                      (4) the amount of any Closing Date Liabilities reflected on the Estimated Closing Date Balance Sheet or the amount of any Closing Date
Liabilities not paid by the Company prior to the Closing Date (the net amount described in this clause (A) being referred to as the "Cash Portion" of the Purchase Price);

                  (B) cash in an amount equal to the sum of all cash received by the Acquiror from January 1, 2001 through January 31, 2001 from Ameritech,
BellSouth and Southwestern Bell, provided, however, that in any event the amount payable by the Acquiror to the Company pursuant to this Section 2.3(a)(i)(B) shall not exceed $150,000 (which amount shall be payable on February 1, 2001);

                  (C) the Earn-Out Amount payable pursuant to Section 2.3(e);
and

                  (D) the assumption of the Assumed Liabilities.

The Purchase Price shall be adjusted in accordance with Section 2.3(d).

              (ii) On the Closing Date the Acquiror shall (A) pay to the Company by wire transfer to an account designated by the Company the Cash Portion of the Purchase Price, less $30,000; and (B) assume the Assumed Liabilities. On January
22, 2001, the Acquiror shall pay to the Company in cash the $30,000 so retained, less any Closing Date Liabilities not set forth on Exhibit 1.1(d)(ii) to which the Acquiror has become subject.

         (b) Estimated Closing Date Financial Information.

              (i) Estimated Closing Date Balance Sheet. No earlier than ten
Business Days prior to the Closing nor later than three Business Days prior to the Closing, the Company shall deliver a balance sheet for the Company prepared as of the Closing Date (the "Estimated Closing Date Balance Sheet"). The
Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar. The Estimated
Closing Date Balance Sheet shall set forth, in addition to other items required by PentaStar's application of GAAP, the amount, as of the Closing Date, of

                  (A) the Interim Cash Requirement,

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                  (B) the aggregate amount of accounts receivable, notes
receivable and Residual Payment Rights collected by the Company after September
30, 2000 (whether by collection of cash, offset or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company) as a result of the accelerated collection thereof beyond normal stated terms or outside the ordinary course of business consistent with past practice or as a set-off against future payments against accounts receivable, notes receivable or Residual Payment Rights,

                  (C) the Assumed Liabilities described in clause (b) of the definition of Assumed Liabilities and each item thereof,

                  (D) all Closing Date Liabilities and each item thereof, and

                  (E) the Closing Accounts Receivable.

At the same time, the Company shall deliver an itemization of the Closing
Accounts Receivable and individual tracking numbers and detailed support (and the Company's Ameritech code) for the Ameritech installations associated with the Closing Accounts Receivable reflected on the Estimated Closing Date Balance
Sheet in order to facilitate the verification by the Acquiror of installations and resulting accounts receivable. On or before the Closing Date, the Company shall pay all Closing Date Liabilities and the Estimated Closing Date Balance
Sheet shall reflect those payments. As a result, the only Liabilities reflected on the Estimated Closing Date Balance Sheet should be the Assumed Liabilities, unless the Company has failed to pay any Closing Date Liabilities prior to the Closing.

              (ii) Estimated Interim Period Cash Flow Statement. No earlier than ten Business Days prior to the Closing nor later than three Business Days prior to the Closing, the Company shall deliver a projected cash flow statement for the Acquiror prepared for the Interim Period (the "Estimated Interim Period Cash
Flow Statement"). The Estimated Interim Period Cash Flow Statement shall set forth the amount, as of the Closing Date, of (A) the estimated amount of cash collections by the Acquiror during the Interim Period and each item thereof, and the specific dates on which payments are due from service providers, (B) the estimated amount of cash disbursements by the Acquiror during the Interim Period for Liabilities, including payroll, commissions, rent and accounts payable, and each item thereof, and (C) the difference between (A) over (B).

         (c) Closing Date Financial Information.

              (i) Closing Date Balance Sheet. Within 60 days after the Closing
Date an unaudited balance sheet for the Company shall be prepared as of the Closing Date (the "Closing Date Balance Sheet") by PentaStar and delivered by
PentaStar to the Company. The Closing Date Balance Sheet shall be prepared in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar. The Closing Date Balance Sheet shall set forth, in addition to other items required by PentaStar's application of GAAP, the amount, as of the Closing
Date, of

                  (A) the Interim Cash Requirement,

                  (B) the aggregate amount of accounts receivable, notes receivable and Residual Payment Rights collected by the Company after September
30, 2000 (whether by collection of cash, offset or otherwise, and whether or not any cash or other amount received in respect thereof is on hand or has been used by the Company) as a result of the accelerated collection thereof beyond normal stated terms or outside


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the ordinary course of business consistent with past practice or as a set-off against future payments against accounts receivable, notes receivable or Residual Payment Rights,

                  (C) the Assumed Liabilities described in clause (b) of the definition of Assumed Liabilities and each item thereof,

                  (D) all Closing Date Liabilities and each item thereof, and

                  (E) the Closing Accounts Receivable.

Within 20 days after receipt of the Closing Date Balance Sheet, the Company shall, in a written notice to PentaStar, either accept the Closing Date Balance
Sheet or object to it by describing in reasonably specific detail any proposed adjustments to the Closing Date Balance Sheet and the estimated amounts of and reasons for such proposed adjustments. The failure by the Company to object to the Closing Date Balance Sheet within such 20-day period shall be deemed to be an acceptance by the Company of the Closing Date Balance Sheet. If any adjustments to the Closing Date Balance Sheet are proposed by the Company within such 20-day period, the dispute shall be resolved as provided in Section 2.3(f).

              (ii) Interim Period Cash Flow Statement. Within 60 days after the
Closing Date an unaudited cash flow statement for the Acquiror for the Interim
Period (the "Interim Period Cash Flow Statement") shall be prepared by PentaStar and delivered by PentaStar to the Company. The Interim Period Cash Flow
Statement shall be prepared based upon the actual cash flows of the Acquiror during the Interim Period and shall set forth (A) the actual amount of cash collections by the Acquiror during the Interim Period and each item thereof, and the specific dates on which such collections were received, (B) the amount of cash disbursements by the Acquiror during the Interim Period for Liabilities, including payroll, commissions, rent and accounts payable, and each item thereof, and (C) the difference between (A) over (B). Within 20 days after receipt of the Interim Period Cash Flow Statement, the Company shall, in a written notice to PentaStar, either accept the Interim Period Cash Flow
Statement or object to it by describing in reasonable specific detail any proposed adjustments to the Interim Period Cash Flow Statement and the estimated amounts of and reasons for such proposed adjustments. The failure by the Company to object to the Interim Period Cash Flow Statement within such 20-day period shall be deemed to be an acceptance by the Company of the Interim Period Cash
Flow Statement. If any adjustments to the Interim Period Cash Flow Statement are proposed by the Company within such 20-day period, the dispute shall be resolved as provided in Section 2.3(f).

         (d) Post-Closing Adjustments to the Purchase Price. Within 10 Business
Days after the later of the acceptance of the Closing Date Balance Sheet and the Interim Period Cash Flow Statement by the Company or the resolution of any disputes under Section 2.3(f), as the case may be, the Cash Portion of the Purchase Price shall be redetermined as provided in Section 2.3(a)(i) based on the Closing Date Balance Sheet rather than the Estimated Closing Date Balance
Sheet, and based upon the Interim Period Cash Flow Statement rather than the Estimated Interim Period Cash Flow Statement, and an appropriate adjusting cash payment shall be made by the Acquiror to the Company or by the Company to the Acquiror, as the case may be, so that the Cash Portion of the Purchase Price actually paid equals the Cash Portion of the Purchase Price determined on the basis of the Closing Date Balance Sheet and the Interim Period Cash Flow
Statement; provided, however, that no adjustment shall be made in respect of the Interim Cash Requirement unless such adjustment involves more than $1,000. If the Closing Date Balance Sheet reflects Closing Date Liabilities that have not previously been paid by the Company, such Closing Date Liabilities shall be paid at the time the adjusting payment is made under this Section 2.3(d), either by the Acquiror out of any adjusting payment due from it hereunder or, if no such payment


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is due or such payment is less than the unpaid Closing Date Liabilities, by the
Company. If the Acquiror has previously paid any such Closing Date Liability, it shall be reimbursed for said payment at the time the adjusting payment is made under this Section 2.3(d), either by offset against any adjusting payment due hereunder or, if no such payment is due or such payment is less than the reimbursement amount, by the Company.

         (e) Earn-Out. In addition to the Cash Portion of the Purchase Price, the Company shall be entitled to receive the Earn-Out Amount determined and payable as provided in this Section 2.3(e).

              (i) The parties agree that, during the Earn-Out Period, (A) the operations previously conducted by the Company in the Network Group Operations shall be accounted for by PentaStar so as to enable a calculation of the Earn-Out Amount (and the Company shall have access to the records relating thereto), (B) the Network Group Operations shall be accounted for in accordance with the accounting practices of PentaStar, (C) the business of the Acquiror shall be conducted by the Acquiror and/or PentaStar in the usual and ordinary course of PentaStar's business operations and neither the Acquiror nor PentaStar shall have any Liability to the Company or any other Person for so conducting the business and (D) in operating the business of the Network Group Operations, the Acquiror and/or PentaStar may make decisions or take action with respect to the business of the Network Group Operations that impacts, directly or indirectly, positively or negatively, the potential benefit of the Earn-Out arrangement. The parties further agree that, absent willful and wanton conduct engaged in by the Acquiror and/or PentaStar with the sole purpose of materially affecting the potential benefit to the Shareholders of the Earn-Out arrangement, neither the Acquiror nor PentaStar shall have any Liability to the Company or any other Person arising from or relating to its or their conduct of the business of the Acquiror or any decisions made or actions taken with respect to the business of the Acquiror, including, without limitation, those of the type contemplated by clauses (C) or (D) above.

              (ii) As soon as reasonably practicable after September 30, 2001 and in any event by December 10, 2001, PentaStar shall cause Arthur Andersen
L.L.P. ("Arthur Andersen") to determine (A) the Earn-Out EBITA and (B) prepare a written calculation of the Earn-Out Amount (collectively, the "Earn-Out
Financial Statements"). Arthur Andersen's determination under this Section
2.3(e)(ii) shall be made in accordance with GAAP, on a basis consistent with the accounting practices of PentaStar. PentaStar shall cause Arthur Andersen to promptly provide a copy of the Earn-Out Financial Statements to PentaStar and the Company. Within 30 days after receipt of the Earn-Out Financial Statements, each of PentaStar and the Company shall, in a written notice to the other, either accept the Earn-Out Financial Statements or object to them by describing in reasonably specific detail any proposed adjustments to the Earn-Out Financial
Statements and the estimated amounts of and reasons under PentaStar's application of GAAP for such proposed adjustments. The failure by PentaStar or the Company to object to the Earn-Out Financial Statements within such 30-day period shall be deemed to be an acceptance by the Company or PentaStar, as the case may be, of the Earn-Out Financial Statements. If any adjustments to the Earn-Out Financial Statements are proposed by PentaStar or the Company within such 30-day period, the dispute shall be resolved as provided in Section 2.3(f).
The fees and expenses of Arthur Andersen for the preparation of the Earn-Out
Financial Statements shall be paid by PentaStar.

              (iii) Within 10 Business Days after the later of the acceptance of the Earn-Out Financial Statements by PentaStar and the Company or the resolution of any disputes under Section 2.3(f), as the case may be (but in no event prior to December 31, 2001 if the Promissory Note, or any amount thereunder, is then outstanding), PentaStar shall pay the Earn-Out Amount, if any, to the Company
(the time of such payment being referred to as the "Second Closing"). The
Earn-Out Amount shall be payable, in PentaStar's sole discretion, in cash or PentaStar Common Stock, or any combination thereof; provided, however, that the Earn-Out Amount, if any, shall be payable only in cash to the extent that (A) the amount due under the Promissory Note included in the Loan Documents has not become due and payable under the terms of the Promissory Note

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prior to December 31, 2001 and (B) the Company has elected under the Promissory
Note to pay such Note by offset against the Earn-Out Amount, and in any event only to the extent of the Earn-Out Amount payable. If any portion of the Earn-Out Amount is paid in PentaStar Common Stock, the number of shares of PentaStar Common Stock to be issued (which shall be rounded to the nearest whole share) shall be determined by dividing (A) the Earn-Out Amount that is being paid in PentaStar Common Stock by (B) the Fair Market Value of a share of PentaStar Common Stock as of June 30, 2001. Any cash portion of the Earn-Out
Amount shall be paid by wire transfer to an account or accounts designated by the Company or by offset against the Promissory Note. Certificates representing any shares of PentaStar Common Stock issued in payment of the Earn-Out Amount shall be delivered to the Company at the Shareholders' Agent's address for notice purposes under this Agreement. If the Earn-Out EBITA is negative, the Acquiror shall not be entitled to recover, solely as a result of Earn-Out EBITA being negative, any amount paid as Purchase Price by the Acquiror to the Company; provided, however, that the foregoing shall not affect the Liability of the Company and the Shareholders for the breach of any representation, warranty or covenant.

              (iv) In the event that PentaStar sells the operations conducted by the Acquiror (whether separately or as part of a sale of all or substantially all of the assets or operations of PentaStar, and whether by sale of assets or stock of PentaStar or the Acquiror, by merger of PentaStar or the Acquiror or otherwise) prior to the end of the Earn-Out Period, PentaStar shall require the purchaser to continue to account for such operations separately and agree to assume the obligation of PentaStar to pay the Earn-Out Amount as provided in this Section 2.3(e). In that event, the purchaser may pay the Earn-Out Amount, in its sole discretion, in cash, such purchaser's or any parent's common equity securities based on the fair market value of such securities on the relevant date as provided in this Section 2.3(e), or any combination thereof.

              (v) Upon request of the Company to PentaStar's Chief Financial
Officer, PentaStar shall provide the Company with a copy of any print-out available to PentaStar from Ameritech in respect of the quarter ending March 31, 2001 and June 30, 2001 which sets forth the revenues of the Acquiror from Ameritech for such quarters. Such print-outs shall be provided only for purposes of the Company gauging potential Earn-Out EBITA, and shall be Confidential
Information for purposes of Section 5.4. The Company and the Shareholders acknowledge and agree (A) that neither PentaStar, the Acquiror nor any other
Person shall have any Liability as a result of any errors or omissions in such print-outs and (B) that the Earn-Out Amount shall be determined as set forth in
Section 2.3(e)(ii) and, if necessary, 2.3(f).


         (f) Resolution of Disputes. If any adjustments to the Closing Date
Balance Sheet, the Interim Period Cash Flow Statement or the Earn-Out Financial
Statements are proposed by PentaStar or the Company pursuant to Section 2.3(c) or 2.3(e), PentaStar and the Company shall negotiate in good faith to resolve any dispute, provided that if the dispute is not resolved within 10 days following the receipt of the proposed adjustments then PentaStar and the Company shall retain the Denver, Colorado office of BDO Seidman LLC to resolve such dispute, which resolution shall be final and binding. The fees and expenses of BDO Seidman LLC shall be paid by the losing party in the dispute. BDO Seidman
LLC shall be retained under a retention letter executed by the parties that specifies that the determination by said firm of any such disputes shall be resolved in accordance with this Agreement (including the definitions set forth in this Agreement) by choosing the position of (i) PentaStar in the case of the Closing Date Balance Sheet or the Interim Period Cash Flow Statement, (ii)
Arthur Andersen in the case of the Earn-Out Financial Statements, or, (iii) in either case, the objecting party under Section 2.3(c) or 2.3(e), as the case may be, without change, within 30 days of the expiration of the applicable 20-day or 30-day period described in Section 2.3(c) or 2.3(e)(ii), as the case may be.

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         (g) The allocation of the total consideration for the Acquired Assets and Assumed Liabilities for Tax reporting purposes shall be as follows: (i) to cash and cash equivalents, the amount thereof; (ii) to the Assumed Liabilities, the amount thereof; (iii) to the potential Earn-Out Amount, the estimated amount thereof of PentaStar Common Stock and cash, less an appropriate discount for the
PentaStar Common Stock's lack of liquidity and the risk of the Business operating as a stand-alone entity. Once the Earn-Out Amount is known, through the passage of time and the occurrence of performance on the part of the
Acquiror, the allocation of the total consideration shall be as follows: (i) to cash and cash equivalents, the amount thereof; (ii) to the Assumed Liabilities, the amount thereof; and (iii) to PentaStar Common Stock, if any, issued in respect of the Earn-Out Amount, the amount thereof less a 2% discount for each month with respect to shares of PentaStar Common Stock subject to the transfer restrictions in Section 5.9 of this Agreement (for example, if 33% of the
PentaStar Common Stock issued in respect of the Earn-Out Amount is subject at the end of the Earn-Out Period pursuant to Section 5.9 to not being sold, assigned, exchanged, transferred, pledged or otherwise disposed of for five months thereafter, then 33% of the total PentaStar Common Stock issued as
Closing Shares or in respect of the Earn-Out Amount received by the Company shall be discounted 10%). The Company shall allocate the total consideration against its Tax basis in the Acquired Assets, Assumed Liabilities and recorded net operating losses to calculate its recorded gain on the transaction for Tax purposes. The Acquiror shall allocate the total consideration against an estimated fair market value of the Acquired Assets and the Assumed Liabilities to calculate its recorded goodwill on the transaction for Tax purposes. The parties acknowledge that such allocations for Tax reporting purposes were determined pursuant to arm's length bargaining regarding the fair market values of the total consideration paid in accordance with the provisions of Code
Section 1060. The parties further agree to prepare and file all Tax Returns
(including Form 8594 under the Code) in a manner consistent with such allocations.

     2.4. Sales Taxes, Etc. The Company shall pay all sales, use, transfer, licensing and other Taxes, fees and charges payable in respect of or as a result of the sale and transfer of the Acquired Assets to the Acquiror pursuant to this Agreement.

     2.5. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place, via facsimile and overnight delivery, at the offices of Sherman & Howard L.L.C. at 9:00 a.m. Denver, Colorado time on December 29, 2000 upon satisfaction of the parties respective obligations to close set forth in Sections 6.1 and 6.2. All transactions contemplated by this Agreement shall be effective at 12:01 a.m. local time in Illinois on December 29, 2000 (such effective time being the "Closing Date");
provided, however, that the transactions shall be effective for PentaStar's accounting purposes only as of 12:01 a.m. local time in Illinois on October 1, 2000.

     2.6. Deliveries at the Closing. At the Closing, (a) the Company shall deliver or cause to be delivered to PentaStar or the Acquiror the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.1 and (b) PentaStar or the Acquiror shall deliver or cause to be delivered to the Company the various certificates, instruments and documents, and take or cause to be taken the actions, referred to in Section 6.2.



                                      viii


3. Representations and Warranties.

     3.1. Representations and Warranties of the Company and the Shareholders. The Company and the Shareholders jointly and severally represent and warrant to PentaStar that the statements contained in this Section 3.1 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were then substituted for the date of this Agreement throughout this Section 3.1).

         (a) Organization, Good Standing, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and, with respect to the Business, is qualified and authorized to do business as a foreign corporation and is in good standing in Illinois and Georgia, which are the only jurisdictions in which the nature of the Business or the properties owned, leased or operated by the Company with respect to the Business make such qualification necessary. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         (b) Ownership and Capitalization.

              (i) The authorized capital stock of the Company consists of 5,000,000 shares of Class A voting common stock, $.01 par value, and 10,000,000 shares of Class B nonvoting common stock, $.01 par value. Each Shareholder owns, beneficially and of record, free and clear of any Encumbrance or Tax, the number of shares of the Company (the "Company Shares") set forth opposite such Shareholder's name on Exhibit 3.1(b)(i) and the Company Shares reflected on
Exhibit 3.1(b)(i) constitute all of the issued and outstanding capital stock of the Company.

              (ii) None of the Business is conducted by or through, and none of the Acquired Assets are owned by, any Subsidiary of the Company or any other entity.

         (c) Authority; No Violation. This Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the board of directors and shareholders of the Company, and this Agreement and the Other Seller Agreements to which the Company is a party have been duly executed and delivered by the Company. The Company has full corporate power and authority to execute, deliver and perform this Agreement and the Other Seller Agreements to which the Company is a party, each Shareholder and each relative or affiliate of the Company or of a Shareholder who is a party to any Other Seller Agreement has full and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement and all Other Seller Agreements to which such Shareholder, relative or affiliate is a party, and this Agreement constitutes, and the Other Seller Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of, and shall be enforceable in accordance with their respective terms against, the Company and each such Shareholder, relative or affiliate who is a party thereto. The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby shall not (i) violate any Legal Requirement to which the Company, any Shareholder, or any relative or affiliate of the Company or of any Shareholder who is a party to any Other Seller Agreement is subject or any provision of the articles of incorporation or bylaws of the Company or of any such affiliate, or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company, of any Shareholder, or of any such relative or affiliate pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company, any Shareholder or any such relative or affiliate is a party or by which the Company, any Shareholder, or any such relative or affiliate or any of their respective assets and properties is bound or subject. Except for notices that shall be given and consents that shall be obtained by the Company and the Shareholders prior to the Closing (each of which is set forth in Exhibit 3.1(c)), neither the Company, any Shareholder, nor any such relative or affiliate need give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement and the Other Seller Agreements.

         (d) Financial Statements The audited balance sheet of the Business as of September 30, 2000 (such audited September 30, 2000 balance sheet being referred to as the "Latest Balance Sheet"), the related audited statements of income and cash flows for the 9-month period then ended, the unaudited balance sheets of the Business as of October 31, 2000, November 30, 2000 and as of any subsequent dates delivered pursuant to Section 4.10 and the related statements of income and cash flows for the periods since January 1, 2000 then ended have been prepared in accordance with GAAP on a consistent basis and on a basis consistent with the "Carve-Out" (as defined in GAAP) method of accounting and the accounting practices of PentaStar, are in accordance with the books and records of the Company with respect to the Business (which books and records are complete and correct in all material respects), and fairly present the financial position and results of operations of the Business in all material respects as of such dates and for each of the periods indicated. As of the date of each of such balance sheet, the Company had no Liability with respect to the Business other than those set forth on each such balance sheet. Copies of the financial statements described in the first sentence in this Section 3.1(d) are attached as Exhibit 3.1(d)(i). The expenses itemized on Exhibit 3.1(d)(ii) and reflected in the Business' financial performance for the 9-month period ended September 30, 2000 shall not be realized on an on-going basis after the Closing Date.

         (e) Absence of Certain Agreements, Changes or Events.

              (i) The Company is not, with respect to the Business, except as set forth on Exhibit 3.1(e)(i), a party to or otherwise bound by any material contract or agreement (A) pursuant to which the Company is obligated to furnish any services, product or equipment and (B) that has been prepaid with respect to any period after the Closing Date.

              (ii) Since January 1, 2000, the Company, with respect to the Business, has not (A) incurred any debt, indebtedness or other Liability, except current Liabilities incurred in the ordinary course of business consistent with past practice; (B) delayed or postponed the payment of accounts payable or other Liabilities beyond stated, normal terms, except in the ordinary course of business, provided that as of the Closing all Closing Date Liabilities relating to the Business shall have been paid by the Company; (C) sold or otherwise transferred any of its assets or properties; (D) cancelled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $5,000 in the aggregate or accelerated the collection of any account or note receivable or Residual Payment Right; (E) changed in any significant manner the way in which it conducts its business; (F) made or granted any individual wage or salary increase in excess of 10% or $1.00 per hour (whichever is greater), any general wage or salary increase, or any additional benefits of any kind or nature; (G) except as otherwise expressly permitted by this Section 3.1(e)(ii), (1) entered into any contracts or agreements, or made any commitments, involving more than $5,000 individually or in the aggregate or (2) accelerated, terminated, delayed, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $5,000 individually or in the aggregate; (H) suffered any material adverse fact or change, including, without limitation, to or in its business, assets or financial condition or customer or service provider relationships; (I) made any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof or permitted any Person, including, without limitation, any shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the Company (other than payment to the Shareholders of the proportionate monthly amount of (1) their respective normal annualized salaries due and payable during such period or (2) rent due under pre-existing real property leases between the Company and a Shareholder which are disclosed on
Exhibit 3.1(g)(i)(B)); or (J) agreed to incur, take, enter into, make or permit any of the matters described in clauses (A) through (I). Further, since October 1, 2000, the Company has maintained Operational Continuity.

              (iii) Exhibit 3.1(e)(iii) lists all orders booked and all customer contracts entered into by the Company with respect to the Business, by month, during the 12-month period from October 1, 1999 through September 30, 2000, during the one-month period ending October 31, 2000 and during each one-month period thereafter ending on the last day of each full calendar month prior to the Closing, and the current status of each such order or contract.

         (f) Tax Matters.

              (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

              (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

              (iii) To the best knowledge of the Company and the Shareholders, there is no basis for any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no pending or threatened dispute or claim concerning any Tax Liability of the Company. Exhibit 3.1(f)(iii) lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1993, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to PentaStar correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company since December 31, 1993.

              (iv) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

              (v) Neither the Company nor any of its shareholders has ever filed
(A) an election pursuant to Section 1362 of the Code that the Company be taxed as an "S" corporation, except as set forth on Exhibit 3.1(f)(v), or (B) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate it to make any payments that shall not be deductible under Code Section 280G. The Company has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662. The Company is not a party to any Tax allocation or sharing agreement. The Company has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) and has no Liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise. The total adjusted basis of the Acquired Assets exceeds the sum of the Company's Liabilities plus the amount of Liabilities to which the Acquired Assets are subject.

              (vi) Exhibit 3.1(f)(vi) sets forth the following information with respect to the Company as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby): (A) the basis of the Company in the Acquired Assets; and (B) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit or excess charitable contribution allocable to the Business or the Division.

         (g) Assets and Properties.

              (i) The Company has good and marketable title to, or a valid leasehold interest or interest as a licensee in, the assets and properties used or held for use by it with respect to the Business located on the Premises with respect to the Business, or shown on the Latest Balance Sheet or acquired after the date thereof with respect to the Business. Exhibit 3.1(g)(i)(A) is a list of the tangible assets included in the Acquired Assets. As of the Closing, all of the Acquired Assets shall be owned by the Company, free and clear of all Encumbrances. The Company has not entered into any contract or made any commitment to sell all or any part of the Acquired Assets. The Acquired Assets constitute all of the real, personal and mixed assets and property, both tangible and intangible, including Intellectual Property, which are being used or held for use by the Company in the conduct of the Business, consistent with historical and current practices. The Company owns or leases all equipment and other tangible assets necessary for the conduct of the Business as presently conducted and as presently proposed to be conducted. Each such tangible asset material to the Business has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear). All leases of real property with respect to the Business between the Company and any shareholder, officer or director or any relative or affiliate thereof or of the Company are on fair market terms (including rent at fair market value). None of the Shareholders, nor any relative or affiliate thereof or of the Company, own any asset, tangible or intangible, which is used in the Business, other than real property leased to the Company on fair market terms and at fair market value pursuant to leases set forth on Exhibit 3.1(g)(i)(B). The Acquiror shall not have any Liability for the payment of any commissions or other amounts to any Person in respect of amounts received by the Acquiror or PentaStar in respect of Residual Payment Rights or Closing Accounts Receivable, other than the amount of sales commissions set forth on Exhibit 1.1(d)(ii).

              (ii) The Premises constitute all of the real property, buildings and improvements used by the Company in the Business. To the best knowledge of the Company and the Shareholders, the Premises have been occupied, operated and maintained in accordance with applicable Legal Requirements. The Company has not received notice of violation of any Legal Requirement or Permit relating to the operations of the Business or its owned or leased properties relating thereto.

              (iii) No party to any lease with respect to any Premises has repudiated any provision thereof, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

         (h) Lists of Contracts and Other Matters. Attached as Exhibit 3.1(h) is a correct and complete list setting forth the following items, to the extent such items relate to the Acquired Assets, the Assumed Liabilities or the
Business:

              (i) the following contracts and other agreements in effect as of the date of this Agreement or the Closing Date to which the Company is a party or by which the Company is bound:

                  (A) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per year;

                  (B) any agreement pursuant to which the Company, or any of the Shareholders on behalf of the Company, has made a deposit in an amount greater than $5,000;

                  (C) any agreement (or group of related agreements) for the purchase or sale of supplies, products or other personal property, or for the furnishing or receipt of services, the performance of which shall extend over a period of more than one year, result in a material loss to the Business or involve consideration in excess of $5,000;

                  (D) any agreement concerning a partnership or joint venture;

                  (E) any agreement (or group of related agreements) under which the Company has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has granted any Encumbrances on any of its assets, tangible or intangible;

                  (F) any agreement concerning confidentiality or noncompetition;

                  (G) any agreement with any of its current or former shareholders, directors or officers or any relative or affiliate thereof (other than the Company);

                  (H) any profit sharing, stock option, stock purchase, phantom stock, stock appreciation, profit participation, deferred compensation, severance or other plan or arrangement;

                  (I) any collective bargaining agreement;

                  (J) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis or any agreement providing severance benefits;

                  (K) any agreement under which the Company has advanced or loaned any amount to any of its directors, officers and employees outside the ordinary course of business;

                  (L) any agreement obligating the Company to meet another party's unspecified requirements for goods or services or obligating it to purchase an unspecified amount of goods or services based on another party's ability to supply them;

                  (M) any agreement under which the consequences of a default or termination could have a material adverse effect on the Business or its financial condition, operations, results of operations or future prospects; or

                  (N) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $10,000.

              (ii) All material claims, deposits, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment of the Company.

              (iii) All material franchises, approvals, Permits, licenses, Orders, registrations, certificates, variances and similar rights of the Company (all of which are in full force and effect).

              (iv) Each item of Intellectual Property owned by the Company or which is used by the Company in the Business and, in each case where the Company is not the owner, the owner of the Intellectual Property.

              (v) The name of each bank or other financial institution or entity in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw thereon or to have access thereto.

     The Company has delivered to PentaStar a correct and complete copy of each written agreement and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3.1(h). With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable and in full force and effect; (B) to the best knowledge of the Company and the Shareholders, the agreement shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor, to the best knowledge of the Shareholders, any other party is in breach or default, and, to the best knowledge of the Shareholders, no event has occurred which, with notice or lapse of time, would constitute a breach or default, or permit termination, modification or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (i) Litigation; Compliance with Applicable Laws and Rights.

              (i) There is no outstanding Order against, nor, except as set forth on Exhibit 3.1(i)(i), is there any litigation, proceeding, arbitration or investigation by any Governmental Authority or other Person pending or, to the best knowledge of the Company and the Shareholders, threatened against, the Company, its assets or its business or relating to the transactions contemplated by this Agreement (i.e., the acquisition of the Business and the Acquired Assets), nor is there any basis for any such action.

              (ii) To the best knowledge of the Company and the Shareholders, except as set forth on Exhibit 3.1(i)(ii), neither the Company (with respect to the Business) nor the Acquired Assets are in violation of any applicable Legal Requirement or Right. The Company has not received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or, to the best knowledge of the Company and the Shareholders, threatened against the Company alleging any such violation solely as it relates to the Business or the Acquired Assets.

         (j) Notes and Accounts Receivable. The notes and accounts receivable of the Company relating to the Business reflected on the Latest Balance Sheet and all Residual Payment Rights of the Company, and all notes and accounts receivable relating to the Business and Residual Payment Rights arising on or prior to the Closing Date, arose and shall arise from bona fide transactions by the Company in the ordinary course of business and are valid receivables with trade customers subject, to the best knowledge of the Company and the Shareholders, to no setoffs or counterclaims.

         (k) Product Quality, Warranty and Liability. All services and products sold, leased, provided or delivered by the Company to customers of the Business on or prior to the Closing Date conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and there is no basis for any Liability for replacement or repair thereof or other damages in connection therewith. No service or product sold, leased, provided or delivered by the Company to customers on or prior to the Closing Date is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. To the best knowledge of the Company and the Shareholders, the Company has no Liability and there is no basis for any Liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Company on or prior to the Closing Date. All product or service liability claims that have been asserted against the Company with respect to the Business since the first date of the Shareholders' acquisition of part of the Business, whether covered by insurance or not and whether litigation has resulted or not, other than those listed and summarized on Exhibit 3.1(i)(i), are listed and summarized on Exhibit 3.1(k).

         (l) Insurance. The Company has policies of insurance (i) covering risk of loss on the Acquired Assets, (ii) covering products and services liability and liability for fire, property damage, personal injury and workers' compensation coverage with respect to the Business and the Acquired Assets and
(iii) for business interruption, all, to the best knowledge of the Company and the Shareholders, with responsible and financially sound insurance carriers in adequate amounts and in compliance with governmental requirements and in accordance with good industry practice. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision thereof. All such policies shall remain in full force and effect until the Closing Date. Neither the Company nor any other party to any such policy is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations thereunder, and no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies nor, to the best knowledge of the Company and the Shareholders, does any basis for any such claim, action, suit or proceeding exist. All premiums have been paid on such policies as of the date of this Agreement and shall be paid on such policies through the Closing Date. The Company has been covered since the first date of the Company's acquisition of part of the Business by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. All claims made in connection with the Business with respect to any insurance coverage of the Company, other than those described on Exhibit 3.1(k), are set forth on Exhibit 3.1(l).

         (m) Pension and Employee Benefit Matters. Rollovers and Direct Rollovers from any 401(k) Plan maintained by the Company to a 401(k) Plan maintained by PentaStar shall not be permitted for employees of the Company who become employees of the Acquiror or PentaStar. Neither the Acquiror nor PentaStar shall suffer any Liability or Adverse Consequence from the Company's administration or termination of any of its Employee Benefit Plans or from any failure of any pre-Closing or post-Closing distribution of benefits to employees of the Company to be made by the Company in compliance with all applicable Legal Requirements.

Neither the Acquiror nor PentaStar shall have any obligation to employ any employee of the Company or to continue any Employee Benefit Plan, and shall have no Liability under any plan or arrangement maintained by the Company for the benefit of any employee. The Company shall remain liable for all costs of employee compensation, including benefits and Taxes relating to employment and employees attributable to periods through the Closing Date, whether reported by the Closing Date or thereafter, and all group health plan continuation coverage to which any employee, former employee or dependent is entitled because of a qualifying event (as defined in Section 4980B(f)(3) of the Code) occurring through the Closing Date or as a result of termination of employment with the Company because of the transactions contemplated by this Agreement and any benefit or excise tax liability or penalty or other costs arising from any failure by the Company to provide group health plan continuation coverage. Except as set forth on Exhibit 3.1(m), neither the Company nor any Affiliated Group which includes the Company (if any) maintains, administers or contributes to, has maintained, administered or contributed to, or has any Liability to contribute to, any Employee Benefit Plan. Exhibit 3.1(m) lists each Employee Benefit Plan that is, or at any time during the past six years was, maintained, administered, contributed to or required to be contributed to by the Company or any Affiliated Group (if any) which includes or has included the Company, and the date of termination of each such Employee Benefit Plan (if any) which has been terminated. The Company has no Liability (and there is no basis for the assertion of any Liability) as a result of the Company's or any such Affiliated Group's maintenance, administration or termination of, or contribution to, any Employee Benefit Plan. Neither the Company nor any member of any Affiliated Group (if any) which includes or has included the Company has ever been required to contribute to any Multiemployer Plan (as defined in ERISA Section 3(37)) nor has incurred any Liability under Title IV of ERISA.

     (n) Employees and Labor.

         (i) The Company has not received any notice, nor, to the best knowledge of the Company and the Shareholders, is there any reason to believe that any Key Employee of the Company or any group of employees of the Company with respect to the Business has any plans to terminate his, her or its employment with the Company. To the best knowledge of the Company and the Shareholders, no Key Employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such Key Employee from devoting his or her full business time to the affairs of the Business prior to the Closing Date and, if such person becomes an employee of the Acquiror or PentaStar, to the affairs of the Acquiror or PentaStar after the Closing Date. PentaStar and the Acquiror shall (A) have complete discretion in determining which, if any, employees of the Company that the Acquiror may offer employment to and the terms of any such employment and (B) shall not have any obligation to employ any such employee which the Acquiror may hire for any period of time. The Company is not be required to give any notice under the Worker Adjustment and Retraining Notification Act, as amended, or any similar Legal Requirement as a result of this Agreement, the Other Seller Agreements or the transactions contemplated hereby or thereby. The Company does not have any labor relations problems or disputes with respect to the Business, nor has the Company experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company is not a party to or bound by any collective bargaining agreement, there is no union or collective bargaining unit at the Company's facilities, and no union organization effort has been threatened, initiated or is in progress with respect to any employees of the Company. All Key Employees are listed on Exhibit 3.1(n)(i).

         (ii) Exhibit 3.1(n)(ii) lists (A) the name of each salesperson (whether such salesperson was an employee or independent contractor) of the Company with respect to the Business who has left the employment of the Company in the 12-month period prior to the date of this Agreement or the Closing, (B) the date such salesperson left the employment of the Company and (C) the dollar amount of orders booked by the Company with respect to the Business during the 12-month period prior to the date such salesperson left the employment of the Company which were attributable to such salesperson or for which such salesperson was responsible.

     (o) Customer and Service Provider Relationships. Exhibit 5.3.1(o)(iv) sets forth as of the date of this Agreement a schedule of residual payments due from Ameritech with respect to Residual Payment Rights under contracts existing on the Closing Date (and the Company shall update Exhibit 5.3.1(o)(iv) prior to the Closing to reflect Ameritech contracts which are not on original Exhibit 5.3.1(o)(iv) due to the fact that they were entered into between the time
Exhibit 5.3.1(o)(iv) was prepared and the Closing Date). Exhibit 5.3.1(o)(iv) accurately reflects the remaining term and amount of each such residual payment obligation based upon Ameritech's records. Exhibit 3.1(o)(i) lists each customer (a "Principal Customer") and each referral source (a "Principal Referral Source") that individually or with its affiliates accounted, as a customer or as a referral source, for 5% or more of the Business' revenues during the 12-month period ended September 30, 2000. Exhibit 3.1(o)(ii) lists each Person who is a service provider (including Ameritech, BellSouth and Southwestern Bell) to the Business' customers, or a Sub-Agent of the Company with respect to the Business, as of the date of this Agreement (the "Principal Providers"). To the best knowledge of the Company and the Shareholders, the Company has good commercial working relationships with its Principal Customers, Principal Referral Sources and Principal Providers and since October 1, 1999, no Principal Customer, Principal Referral Source or Principal Provider has cancelled or otherwise terminated its relationship with the Company, materially decreased its purchases from the Company or such providers except as set forth on Exhibit 3.1(o)(iii), its referrals to the Company or its services supplied to the Company or its customers, or threatened to take any such action. The Company and the Shareholders have no basis to anticipate, and have not been informed of, any problems with or loss of business with respect to the Business' customer, referral source, service provider or Sub-Agent relationships. To the best knowledge of the Company and the Shareholders, no Principal Customer, Principal Referral Source or Principal Provider has any plans to terminate their relationship with or referrals to the Company and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall not adversely affect the relationship of the Company with any Principal Customer, Principal Referral Source or Principal Provider prior to the Closing Date or of the Acquiror or PentaStar with any Principal Customer, Principal Referral Source or Principal Provider after the Closing Date.

     (p) Environmental Matters. The Company is conducting and at all times has conducted its business and operations, and has occupied, used and operated the Premises and all other real property and facilities presently or previously owned, occupied, used or operated by the Company, in compliance with all Environmental Obligations and so as not to give rise to Liability under any Environmental Obligations or to any impact on the Company's business or activities. The Company has no Liability under any Environmental Obligation, nor is there any basis for any such Liability.

     (q) Intellectual Property. The Company owns or has the legal right to use each item of Intellectual Property required to be identified on Exhibit 3.1(h). The continued operation of the business of the Business as currently conducted shall not interfere with, infringe upon, misappropriate or conflict with any Intellectual Property rights of another Person. To the best knowledge of the Company and the Shareholders, no other Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company or any Intellectual Property included in the Acquired Assets. Neither the Company nor any owner of any Intellectual Property included in the Acquired Assets has granted any license, sublicense or permission with respect to any Intellectual Property owned or used in the Business. No claims are pending or, to the knowledge of the Company and the Shareholders, threatened, that the Company is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To the best knowledge of the Company and the Shareholders, all of the Intellectual Property that is owned by the Company and used in the Business is owned free and clear of all Encumbrances and was not misappropriated from any Person, and all portions of the Intellectual Property that are licensed by the Company and used in the Business are licensed pursuant to valid and existing license agreements. The consummation of the transactions contemplated by this Agreement shall not result in the loss or material diminution of any Intellectual Property or rights in such Intellectual Property.

     (r) Year 2000 Warranty. To the best knowledge of the Company and the Shareholders, the computer software owned by the Company and used in the Business and all other Intellectual Property used or held for use by the Company in the Business accurately processes and has accurately processed date/time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999 when either (i) used as a standalone application, or (ii) integrated into or otherwise used in conjunction with the third party hardware, software, firmware and data over which the Shareholders and the Company have no control ("Third Party Products") with which such Company software or other Intellectual Property was designated or intended to operate at the time such Company software was (A) developed or (B) first provided to the Company's customers, or tested by the Company for such customers, whichever is later. Notwithstanding the foregoing, the Company shall not be considered to be in breach of the representation and warranty in the immediately preceding sentence if the failure of such Company software to comply with such representation and warranty is attributable solely to (x) a failure by any Third Party Product to accurately process date/time data (including but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations and the date September 9, 1999; or (y) any modification of the Company software by any party other than the Company (unless such modification was made at the direction of the Company).

     (s) Brokers' Fees. Except as set forth on Exhibit 3.1(s), neither the Company nor any Shareholder has, and shall not have as a result of the consummation of this Agreement, any Liability to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     (t) Guaranties. As it pertains to the Business or the Acquired Assets, the Company is not a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of any other Person. Except as set forth on
Exhibit 3.1(t), no Person is a guarantor or otherwise liable for any Liability (including indebtedness for borrowed money) of the Company as it pertains to the Business or the Acquired Assets.

     (u) Investment Representations. (i) Any shares of PentaStar Common Stock issued to the Company pursuant to this Agreement (the "PentaStar Shares") will be acquired by the Company for the Company's own account and not on behalf of any other Person; the Company is aware and acknowledges that the PentaStar Shares have not been registered under the Securities Act, or applicable state securities laws, and may not be offered, sold, assigned, exchanged, transferred, pledged or otherwise disposed of unless so registered under the Securities Act and applicable state securities laws or an exemption from the registration requirements thereof is available; (ii) the Company (or, if the Company is not an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, the Company through the Company's purchaser representative ("Purchaser Representative") as duly designated pursuant to documentation delivered and reasonably satisfactory to PentaStar on or before the execution of this Agreement (the "Purchaser Representative Documents")) has been furnished all information that the Company (and the Company's Purchaser Representative, if the Company is not an "accredited investor") deems necessary to enable the Company (and



                                     xviii
the Company's Purchaser Representative, if the Company is not an "accredited investor") to evaluate the merits and risks of an investment in PentaStar, including, without limitation, the information described on Exhibit 3.1(u)(ii); the Company (and the Company's Purchaser Representative if the Company is not an "accredited investor") has had a reasonable opportunity to ask questions of and receive answers from PentaStar concerning PentaStar, the PentaStar Shares and any and all matters relating to the transactions described herein or in the information described on Exhibit 3.1(u)(ii), and all such questions, if any, have been answered to the full satisfaction of the Company (and the Company's Purchaser Representative, if the Company is not an "accredited investor"); (iii) no Person other than the Company has (A) any rights in and to the PentaStar Shares, which rights were obtained through or from the Company; or (B) any rights to acquire the PentaStar Shares, which rights were obtained through or from the Company, except that it may subject certain of the shares to the Bank Pledge; (iv) the Company (or the Company's Purchaser Representative, if the Company is not an "accredited investor") has such knowledge and experience in financial and business matters (including knowledge and experience in the business and proposed business of PentaStar) that the Company (or the Company's Purchaser Representative, if the Company is not an "accredited investor") is capable of evaluating the merits and risks involved in an investment in the PentaStar Shares; and the Company is financially able to bear the economic risk of the investment in the PentaStar Shares, including a total loss of such investment; (v) the Company has adequate means of providing for the Company's current needs and has no need for liquidity in the Company's investment in the PentaStar Shares; the Company has no reason to anticipate any material change in the Company's financial condition for the foreseeable future; (vi) the Company is aware that the acquisition of the PentaStar Shares is an investment involving a risk of loss and that there is no guarantee that the Company shall realize any gain from this investment, and that the Company could lose the total amount of its investment; (vii) the Company understands that no United States federal or state agency has made any finding of determination regarding the fairness of the offering of the PentaStar Shares for investment, or any recommendation or endorsement of the offering of the PentaStar Shares; (viii) the Company is acquiring the PentaStar Shares for investment, with no present intention of dividing or allowing others to participate in such investment or of reselling, or otherwise participating, directly or indirectly, in a distribution of PentaStar Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state, unless an exemption from registration is available, as established to the reasonable satisfaction of PentaStar, by opinion of counsel or otherwise, except that it may subject certain of the shares to the Bank Pledge; (ix) except as set forth herein, no representations or warranties have been made to the Company (or the Company's Purchaser Representative, if the Company is not an "accredited investor") by PentaStar or any agent, employee or affiliate of PentaStar, and in entering into this transaction the Company is not relying upon any information, other than from the results of independent investigation by the Company (or the Company's Purchaser Representative, if the Company is not an "accredited investor"); and (x) the Company understands that the PentaStar Shares are being offered to the Company in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that PentaStar is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein (and in the Purchaser Representative Documents, if applicable) in order to determine the applicability of such exemptions and the suitability of the Company to acquire the PentaStar Shares; and (xi) except as set forth on Exhibit 3.1(u)(xi), the Shareholder is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
Exhibit 3.1(u)(xi) also sets forth the Company's state of residency. The Company acknowledges that Shaun M. Emerson is the Company's Purchaser Representative for purposes of the Company's investment in the PentaStar Shares.

     All the certificates representing PentaStar Shares shall bear the following legend, in addition to the legend required by Section 5.9:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") NOR UNDER ANY STATE SECURITIES LAWS AND CAN NOT BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED UNTIL EITHER (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) THE ISSUER RECEIVES AN OPINION OF COUNSEL TO THE ISSUER OR OTHER COUNSEL TO THE HOLDER OF SUCH SHARES, WHICH OPINION IS SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH SECURITIES MAY BE TRANSFERRED, SOLD, ASSIGNED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

     (v) Disclosure. As they relate to the Business, the Acquired Assets or the transactions contemplated by this Agreement, none of the documents or information provided to PentaStar by the Company, any Shareholder or any agent or employee thereof in the course of PentaStar's due diligence investigation and the negotiation of this Agreement and Section 3.1 of this Agreement and the disclosure Exhibits referred to therein, including the financial statements referred to above in Section 3.1, contains any untrue statement of any material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact which materially adversely affects the Business or the condition, affairs or operations of the Business or the Acquired Assets or Assumed Liabilities which has not been set forth in this Agreement or such Exhibits, including such financial statements.

     Nothing in the disclosure Exhibits referred to in Section 3.1 shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the applicable disclosure Exhibit identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Company and the Shareholders acknowledge and agree that the fact that they have made disclosures pursuant to Section 3.1 or otherwise of matters, or did not have knowledge of matters, which result in Adverse Consequences to PentaStar shall not relieve the Company and the Shareholders of their obligation pursuant to Section 7 of this Agreement to indemnify and hold PentaStar harmless from all Adverse Consequences.

     3.2. Representations and Warranties of PentaStar. PentaStar represents and warrants to the Company and the Shareholders that the statements contained in this Section 3.2 are correct and complete as of the date of this Agreement and shall be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3.2).

         (a) Organization, Good Standing, Power, Etc. PentaStar and the Acquiror are each corporations duly organized, validly existing and in good standing under the laws of the State of Delaware and are qualified to do business as foreign corporations and are in good standing in all jurisdictions in which the nature of the respective businesses conducted by each of them or the respective properties owned, leased or operated by each of them make such qualification necessary. This Agreement and the Other PentaStar Agreements and the transactions contemplated hereby and thereby have been duly approved by all requisite corporate action. Each of PentaStar and the Acquiror have full corporate power and authority to execute, deliver and perform this Agreement and the Other PentaStar Agreements to which it is a party, and this Agreement constitutes, and the Other PentaStar Agreements shall when executed and delivered constitute, the legal, valid and binding obligations of PentaStar or the Acquiror, as the case may be, and shall be enforceable in accordance with their respective terms against PentaStar or the Acquiror, as the case may be.

         (b) Capitalization.

              (i) The authorized, issued and outstanding shares of the capital stock of PentaStar are as set forth on Exhibit 3.2(b)(i).

              (ii) At the time of issuance thereof and delivery to the Company, the PentaStar Shares, if any, delivered to the Company pursuant to this Agreement shall be duly authorized and validly issued shares of PentaStar's Common Stock, and shall be fully paid and nonassessable. Such PentaStar Shares shall at the time of such issuance and delivery be free and clear of any Encumbrances of any kind or character, other than those arising under applicable federal and state securities laws, under this Agreement or under any Other Seller Agreement to which the Company is a party.

              (iii) All of the issued and outstanding capital stock of the Acquiror is owned by PentaStar.

         (c) No Violation of Agreements, Etc. The execution, delivery and performance of this Agreement and the Other PentaStar Agreements, and the consummation of the transactions contemplated hereby and thereby shall not (i) violate any Legal Requirement to which PentaStar or the Acquiror is subject or any provision of the certificate of incorporation or bylaws of PentaStar or the Acquiror or (ii) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of PentaStar or of the Acquiror pursuant to, any indenture, mortgage, deed of trust, lien, lease, license, agreement, instrument or other arrangement to which PentaStar or the Acquiror is a party or by which PentaStar or the Acquiror or any of their respective assets and properties is bound or subject. Except for notices and consents that shall be given or obtained by PentaStar prior to the Closing, neither PentaStar nor the Acquiror need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority or other Person in order for the parties to consummate the transactions contemplated by this Agreement.

         (d) SEC Filings; Financial Statements.

              (i) PentaStar has filed all reports, registration statements and other filings, together with any amendments or supplements required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act. As of the respective dates of their filing with the SEC, the SEC Filings complied in all material respects with the applicable provisions of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

              (ii) Each of the historical consolidated financial statements of PentaStar (including any related notes or schedules) included in the SEC Filings was prepared in accordance with GAAP (except as may be disclosed therein) and complied in all material respects with the applicable rules and regulations of the SEC. Such financial statements fairly present in all material respects the consolidated financial position of PentaStar and its consolidated Subsidiaries as of the dates thereof and the consolidated results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments).

     3.3. Survival of Representations. The representations and warranties contained in Sections 3.1 and 3.2 and the Liabilities of the parties with respect thereto shall survive any investigation thereof by the parties and shall survive the Closing for two years, except that the Liabilities of the Company and the Shareholders with respect to the representations and warranties set forth in Sections 3.1(f), 3.1(m) and 3.1(p) shall survive until expiration of the applicable statute of limitations, and except that the Liabilities of the Company and the Shareholders with respect to the representations and warranties set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(g), 3.1(q), 3.1(u) and 3.1(v),
and the Liabilities of PentaStar with respect to the representations and warranties set forth in Sections 3.2(a), 3.2(b) and 3.2(c) shall survive without termination, and except that the Liability of PentaStar with respect to the representations and warranties set forth in Section 3.2(d) shall survive the Closing for six months.

     3.4. Representations as to Knowledge. The representations and warranties contained in Section 3.1 hereof shall in each and every case where a statement to the "best knowledge," "best of knowledge" or "knowledge" is required on behalf of the Company and the Shareholders be deemed to require that such statement be in good faith based upon the actual knowledge of any of Shaun M. Emerson, David E. Smith, Richard B. McNamee, Paul Janus or David Wallace after reasonable investigation (including inquiry of the applicable employees of the Company (but no inquiry shall be required with respect to the second sentence of Section 3.1(n)(i)), but excluding any inquiry of any customer or service provider).

4. Pre-Closing Covenants. The parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     4.1. General. Each of the parties shall use its reasonable best efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Section
6) and the other agreements contemplated hereby. Without limiting the foregoing, the Company shall, and the Shareholders shall cause the Company to, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

     4.2. Operation and Preservation of Business. The Company shall, and the Shareholders shall cause the Company to, keep its business and properties, including its current operations, physical facilities, working conditions and relationships with customers, service providers, Sub-Agents, lessors, licensors and employees with respect to the Business, intact. The Company shall not, and the Shareholders shall not cause or permit the Company to, engage in any practice, take any action or enter into any transaction outside the ordinary course of its business consistent with past practice; provided, however, that in no event shall any action be taken or fail to be taken or any transaction be entered into which would result in a breach of any representation, warranty or covenant of the Company or any Shareholder; and, provided further, that the Company shall not take or fail to take any action which would result in a breach of the representation and warranty set forth in the last sentence of Section 3.1(e)(ii). Notwithstanding the foregoing, if the Company is unable to obtain the prior written approval of PentaStar with respect to any action which is the subject of clause (c) of the definition of Operational Continuity and the Company, in its good faith business judgment, believes that it is necessary to take such action in order to maintain the viability of the Business, the Company may take such action. Further, neither PentaStar nor the Acquiror shall have any Liability to the Company, the Shareholders or any other Person under or in connection with this Agreement as a result of, arising out of, relating to or caused by any discussions or consultations with, or any granting or failing to grant any approval or waiver by, PentaStar contemplated by the definition of Operational Continuity or otherwise in connection with this Agreement.

     4.3. Full Access. The Company shall, and the Shareholders shall cause the Company to, permit PentaStar and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Business.

     4.4. Notice of Developments. The Company and the Shareholders shall give prompt written notice to PentaStar of any material development which occurs after the date of this Agreement and before the Closing and affects the Business, the Acquired Assets or the Liabilities, financial condition, operations, results of operations or future prospects of the Business or the representations, warranties, covenants or disclosure Exhibits of the Company. No such written notice, however, shall be deemed to amend or supplement any disclosure Exhibit or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

     4.5. Exclusivity. Neither the Company nor any Shareholder shall, and the Shareholders shall not cause or permit the Company to, (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange) or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. No Shareholder shall vote shares of the Company's stock in favor of any such transaction. The Company and the Shareholders shall notify PentaStar immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     4.6. Announcements; Securities Law Restrictions. Prior to the Closing, neither any Shareholder nor the Company shall disclose to any Person, nor issue any press release or make any public announcement concerning, the existence, terms or subject matter of this Agreement without the prior written approval of PentaStar, except as (and only to the extent) previously publicly announced by PentaStar. Further, neither any Shareholder nor the Company shall violate the United States securities laws which restrict each Shareholder and the Company, as Persons with material non-public information concerning PentaStar obtained directly or indirectly from PentaStar, from purchasing or selling securities of PentaStar or from communicating such information to any other Person under any circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities.

     4.7. Bulk Sales Laws. In reliance upon its indemnification rights set forth in Section 7, the Acquiror waives compliance by the Company with the bulk transfer law and any other similar law of any applicable jurisdiction in respect to the transactions contemplated by this Agreement.

     4.8. Conveyance of Shareholder Property. Prior to the Closing Date, the Shareholder shall convey, and shall cause each relative or affiliate of the Company or of the Shareholder to convey, to the Company, free and clear of any Encumbrance or Tax, all of the Shareholder's and each such relative's or affiliate's right, title and interest to any tangible or intangible asset (excluding real property, improvements and fixtures, other than trade fixtures) which is used by the Company in the Business and owned or leased by the Shareholder or relative or affiliate of the Company or of the Shareholder (the "Shareholder Property"). In the event that any of the Shareholder Property is leased rather than owned by a Shareholder or relative or affiliate of the Company or of the Shareholder, the Shareholder shall cause the lessee thereof to purchase such property prior to the Closing Date in order to be able to convey it to the Company as required by this Section.


                                     xxiii

     4.9. Conveyance of Capital Lease Property. Prior to the Closing Date, the Company shall purchase from the lessors thereof all of the property identified on Exhibit 4.9 (which is held under capital, rather than operating, leases) (the "Capital Lease Property"), so that the Capital Lease Property is owned by the Company immediately prior to the Closing and is conveyed to the Acquiror at the Closing as an Acquired Asset, free and clear of any Encumbrance or Tax.

     4.10. Interim Information. Within 10 days of the end of each month (beginning with the month ending December 31, 2000) between the date of this Agreement and the Closing, the Company shall deliver to PentaStar (a) an unaudited balance sheet of the Business as of the last day of each such month and the related statements of income and cash flows of the Business for the period from January 1, 2000 through such month-end and (b) the information required by Section 3.1(e)(iii). All such financial statements shall conform to the representations and warranties set forth in Section 3.1(d), and such representations and warranties shall be deemed made with respect to such financial statements as a result of their delivery to PentaStar.

     4.11. Certain Closing Date Liabilities. On or before the Closing Date, the Company shall pay in full all Closing Date Liabilities relating to the Business and the Acquired Assets not covered in the Interim Cash Requirement.

     4.12. Company Options. PentaStar acknowledges that the Company intends to provide certain of the Company's employees who become employees of the Acquiror with options to acquire the Company's equity securities.

5. Post-Closing Covenants. The parties agree as follows with respect to the period following the Closing.

     5.1. Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties shall take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7).

     5.2. Transition. Neither the Company nor any Shareholder shall take any action at any time that is designed or intended to have the effect of discouraging any customer, service provider, Sub-Agent, lessor, licensor, employee, or other business associate of the Company with respect to the Business from establishing or continuing a business relationship with the Acquiror or PentaStar after the Closing.

     5.3. Cooperation. In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Acquired Assets, the Assumed Liabilities or the Business, each of the other parties shall cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 7).

     5.4. Confidentiality. The Company and the Shareholders shall treat and hold as confidential all Confidential Information concerning PentaStar, the Business or the Acquired Assets, refrain from using any such

Confidential Information and deliver promptly to PentaStar or destroy, at the request and option of PentaStar, all of such Confidential Information in its or their possession.

     5.5. Post-Closing Announcements. Following the Closing, neither the Company nor any Shareholder shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of PentaStar.

     5.6. Financial Statements. The Company and the Shareholders shall, upon request of PentaStar, cooperate with PentaStar and render such assistance to PentaStar and its accountants as may be required to produce such historical and on-going financial statements and audits as PentaStar may request, including, without limitation, signing management representation letters reasonably requested by PentaStar's auditors, all at the sole cost and expense of PentaStar, but without additional consideration to the Company or the Shareholders. The Company and the Shareholders acknowledge that PentaStar may be required by applicable Legal Requirements to include audited financial statements with respect to the Business in reports filed with governmental agencies and that the inability to audit the financial statements as of the Closing Date promptly after the Closing could have a material adverse effect on PentaStar.

     5.7. Satisfaction of Liabilities. The Company and the Shareholders shall pay and perform, as and when due, all Liabilities (other than the Assumed Liabilities) relating to the Company, the Business or the Acquired Assets, including without limitation, all Taxes attributable to the transactions contemplated by this Agreement. Further, the Company and the Shareholders, at their expense, promptly shall take or cause to be taken any action necessary to remedy any failure of the Premises or the Business to comply at the Closing Date with any Legal Requirement, upon receipt of notice from PentaStar at any time. The Acquiror shall pay and perform, as and when due (except to the extent the validity thereof or the liability therefor is being contested by the Acquiror), the Assumed Liabilities.

     5.8. Repurchase of Unpaid Receivables and Residual Payment Rights. Subject to the last two sentences of this Section 5.8, the Company, Shaun M. Emerson and David E. Smith jointly and severally guarantee (a) that the Closing Accounts Receivable, net of any reserve established in accordance with GAAP on the Latest Balance Sheet on a basis consistent with the accounting practices of PentaStar, shall be fully paid to the Acquiror in accordance with their terms at their recorded amounts not later than 180 days from the Closing Date, and (b) that at least 90% of the amount set forth on Exhibit 5.8 shall be received by the Acquiror from Ameritech prior to the first anniversary of the Closing Date in respect of Residual Payment Rights under contracts existing on the Closing Date (and Exhibit 5.8 sets forth the aggregate amount of residual payments due under such contracts prior to the first anniversary of the Closing Date) (payments received by the Acquiror from Ameritech prior to the first anniversary of the Closing Date in respect of Residual Payment Right under contracts existing on the Closing Date are referred to as "2001 Residual Payments"). Subject to the last two sentences of this Section 5.8, upon demand by PentaStar (a) at any time after the Earn-Out Amount is determined pursuant to this Agreement, the Company, Shaun M. Emerson and David E. Smith shall jointly and severally pay to the Acquiror the full amount of any unpaid Closing Accounts Receivable which is the subject of such demand and is then unpaid and (b) at any time after the first anniversary of the Closing Date, the Company, Shaun M. Emerson and David E. Smith shall jointly and severally pay to the Acquiror the full amount of the difference between (i) 90% of the amount set forth on Exhibit 5.8 and (ii) the 2001 Residuals Payments. Any amounts due to the Acquiror pursuant to the preceding sentence shall be reduced to the extent of the amount of any Earn-Out EBITA Differential which is then available under Section 7.1(b)(ii). The obligations of the Company, Mr. Emerson and Mr. Smith under this Section 5.8 are independent of their obligations under Section 7, and are not limited in any manner by Section 7, including, without limitation, Section 7.1(c). Upon such payment to the

Acquiror, the Closing Accounts Receivable which are so paid for by the Company, Shaun M. Emerson and David E. Smith shall, without further action of any party, become the property of the Company, which may pursue collection thereof; provided, however, that the Company shall notify the account obligor that such collection efforts are not being undertaken on behalf of the Acquiror or PentaStar. From the Closing until 180 days after the Closing Date, PentaStar (through the Acquiror) shall apply its standard accounts receivable collection procedures to the Closing Accounts Receivable and use its commercially reasonable efforts to collect the Closing Accounts Receivable; provided, however, neither the Acquiror nor PentaStar shall not be required to institute suit, utilize third-party collection agencies or other agents or take other extraordinary collection actions with respect to the Closing Accounts Receivable; and, provided further, that any failure of any collection activities of the Acquiror, PentaStar or any such collection agency or other agent shall not relieve the Company or such Shareholders from their guarantee of the Closing Accounts Receivable and residual payments as described in this Section 5.8. Notwithstanding anything to the contrary in this Section 5.8, neither Shaun M. Emerson nor David E. Smith shall have any guarantee obligation under this
Section 5.8 with respect to Closing Accounts Receivable once the Acquiror has received actual payment of Closing Accounts Receivable of at least $414,000 in the aggregate. Further, notwithstanding anything to the contrary in this Section 5.8, neither the Company, Shaun M. Emerson nor David E. Smith shall have any guarantee obligation under this Section 5.8 in respect of Residual Payment Rights under contracts with Ameritech in the following circumstances: (a) if, after the Closing, Ameritech withholds payment of Residual Payment Rights as a result of a dispute with PentaStar arising out of issues and claims which occurred, or had their origin, after the Closing (but excluding issues and claims which arise, or have their origin, before the Closing or relate to the Company); (b) if, after the Closing, PentaStar has unilaterally elected to discontinue selling services as an Ameritech agent; or (c) if, beginning after the Closing Date, Ameritech unilaterally (and universally throughout its agency program) discontinues making residual payments on all contracts in its agency program.

     5.9.Transfer Restrictions. Unless otherwise agreed by PentaStar, the Company agrees it shall not sell, assign, exchange, transfer, pledge or otherwise dispose of at any time prior to the date which is 18 months after the Closing any of the PentaStar Shares received by the Company as part of the Purchase Price. Thereafter, up to 33% of the PentaStar Shares received as part of the Purchase Price by the Company may be resold at any time, and an additional 17% of the PentaStar Shares received as part of the Purchase Price by the Company may be resold by the Company beginning 24 months after the Closing. Any remaining PentaStar Shares may not be sold until the earlier to occur of (w) the sale of all or substantially all of the assets or outstanding shares of PentaStar, whether by way of merger, acquisition or other method (except a merger or consolidation immediately after which the Persons who were shareholders of PentaStar before the transaction own a majority of the outstanding equity securities of the surviving or resulting entity) or (x) October 26, 2004. Certificates for the PentaStar Shares delivered to the Company pursuant to the Agreement shall bear a legend substantially in the form set forth below as long as applicable:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THAT CERTAIN PURCHASE AGREEMENT DATED AS OF ___________, 2000 (THE "AGREEMENT"), BY AND AMONG THE ISSUER, PENTASTAR ACQUISITION CORP. IX, DIGISTAR NETWORKS, INC. AND THE SHAREHOLDERS OF DIGISTAR NETWORKS, INC. PRIOR TO THE EXPIRATION OF THE HOLDING PERIODS SET FORTH IN THE AGREEMENT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, PLEDGE OR OTHER DISPOSITION WHICH VIOLATES THE AGREEMENT. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP

ORDER RELATING TO THIS RESTRICTIVE LEGEND PLACED WITH THE TRANSFER AGENT) WHEN THE APPLICABLE HOLDING PERIOD HAS EXPIRED.

     PentaStar shall issue separate certificates to the Company representing the shares of PentaStar Shares subject to each of the three periods of restriction contemplated by this Section 5.9.

     The restrictions set forth above in this Section 5.9 shall be in addition to any restrictions on transfer set forth in Section 3.1(u) or imposed by the Securities Act and applicable state securities laws. The Company also agrees to comply with such restrictions.

     5.10. [RESERVED.]

     5.11. Coop/Marketing Funds. If the Acquiror receives "cooperative" or "marketing" funds from Ameritech which are designated by Ameritech as for the Business, the Acquiror shall use its good faith efforts to spend such funds for the benefit of the Business.

     5.12. Certain Services. Following the Closing, PentaStar shall have the option, exercisable in its sole discretion, of providing accounting, administrative, order processing, provisioning and other services to the Acquiror directly through PentaStar or any of its divisions, operations or Subsidiaries. In such case, the Earn-Out EBITA shall be reduced by the fair market value of such services. For purposes of this Section, the fair market value of any services so provided shall be the price at which a willing provider would provide, and a willing user would obtain, such services having full knowledge of the facts, in an arm's length transaction without time constraints and without being under any compulsion to provide or use.

6. Conditions to Closing.

     6.1. Conditions to Obligation of PentaStar. The obligation of PentaStar to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

         (a the Company's and each Shareholder's representations and warranties shall be correct and complete at and as of the Closing Date and the Closing and any written notices delivered to PentaStar pursuant to Section 4.4 and the subject matter thereof shall be satisfactory to PentaStar;

         (b the Company and the Shareholders shall have performed and complied with all of their covenants hereunder through the Closing;

         (c the Company and the Shareholders shall have (i) obtained the Bank Lien Release and (ii) given all notices and procured all of the other third-party consents, authorizations and approvals required to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar;

         (d no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Acquiror to own the Acquired Assets and conduct the acquired business, and no such Order shall be in effect;

                                     xxvii

         (e there shall have been no adverse change in the Business or the Acquired Assets between the date of execution of this Agreement and the Closing;

         (f the Company and the Shareholders shall have delivered to PentaStar
(i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (e) is satisfied in all respects, (ii) a certificate as to the adoption of resolutions by the board of directors and shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated hereby and thereby and (iii) a good standing certificate, dated within 10 days of the Closing, from the Secretary of State of the State of the Company's jurisdiction of incorporation and each other state in which the Company is, with respect to the Business, qualified or authorized to do business as a foreign corporation;

         (g the Other Seller Agreements and the Purchaser Representative Documents shall have been executed and delivered by the parties thereto other than PentaStar and the Acquiror;

         (h PentaStar shall have received from counsel to the Company and the Shareholders an opinion in form and substance as set forth in Exhibit 6.1(h) addressed to PentaStar and the Acquiror dated as of the Closing;

         (i PentaStar shall have completed its due diligence with respect to the Business and the Acquired Assets with results satisfactory to PentaStar;

         (j [RESERVED.];

         (k financing necessary for the consummation of the transactions contemplated hereby and for the operation of the acquired business shall be available to PentaStar on terms and conditions satisfactory to it;

         (l PentaStar shall have received from the Company UCC, lien, judgment, litigation and bankruptcy searches with respect to the Company, the Business and the Acquired Assets and evidence of the termination of all Encumbrances filed against the Acquired Assets;

         (m the Company shall have delivered to the Acquiror possession and control of the Acquired Assets;

         (n [RESERVED.]; and

         (o the Company and the Shareholders shall have delivered to PentaStar such other instruments, certificates and documents as are reasonably requested by PentaStar in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to PentaStar.

PentaStar may waive any condition specified in this Section 6.1 at or prior to the Closing.

     6.2. Conditions to Obligation of the Company and the Shareholders. The obligation of the Company and the Shareholders to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:


                                    xxviii

         (a the loan contemplated by the Promissory Note shall have been made by PentaStar and the Bank Lien Release shall have been obtained;

         (b PentaStar shall have delivered to the Company a certificate to the effect that PentaStar's representations and warranties are correct and complete at and as of the Closing Date and the Closing and that PentaStar has performed and complied with all of its covenants hereunder through the Closing Date;

         (c the Company shall have received from counsel to PentaStar an opinion in form and substance as set forth in Exhibit 6.2(c), addressed to the Company and dated as of the Closing;

         (d the Other PentaStar Agreements shall have been executed and delivered by PentaStar and the Acquiror, as applicable; and

         (e the Acquiror shall have paid and issued the portion of the Purchase Price due at the Closing pursuant to Section 2.3(a).

The Shareholders' Agent may waive any condition specified in this Section 6.2 at or prior to the Closing.

7. Remedies for Breaches of This Agreement.

     7.1. Indemnification Provisions for Benefit of PentaStar and the Acquiror.

         (a If the Company or any Shareholder breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company or any Shareholder has breached) any of the representations or warranties of any Shareholder contained herein and PentaStar gives notice thereof to the Shareholders' Agent within the Survival Period, or if the Company or any Shareholder breaches (or if any Person other than PentaStar or the Acquiror alleges facts that, if true, would mean the Company or any Shareholder has breached) any covenants of the Company or any Shareholder contained herein or any representations, warranties or covenants of the Company or any Shareholder contained in any Other Seller Agreement and PentaStar gives notice thereof to the Shareholders' Agent, then the Company and the Shareholders agree to jointly and severally indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.1 and in determining for purposes of the preceding sentence the amount of Adverse Consequences suffered by PentaStar or the Acquiror, such representations and warranties shall not be qualified (other than by the reference to "knowledge" set forth in the last sentence of Section 3.1(o)) by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. The Company and the Shareholders also agree to jointly and severally indemnify and hold harmless PentaStar and the Acquiror from and against any Adverse Consequences PentaStar or the Acquiror may suffer which result from, arise out of, relate to or are caused by (i) any Liability of the Company or any Shareholder not included in the Assumed Liabilities or (ii) any condition, circumstance or activity existing prior to the Closing Date which relates to any Legal Requirement or any act or omission of the Company or any current or former shareholder of the Company or any predecessor with respect to, or any event or circumstance related to, the Company's, any current or former shareholder's or any predecessor's ownership, use or operation of any of the Acquired Assets, the Premises or any other assets or properties or the conduct of its or their business, regardless, in the case of (i) or (ii), of (A) whether or not such Liability, act, omission, event, circumstance or matter was known or disclosed to PentaStar, was disclosed on any Exhibit hereto or is a matter with respect to which the Company or any Shareholder did or did not have knowledge, (B) when such Liability, act, omission, event, circumstance or matter occurred, existed, occurs or exists and (C) whether a claim with respect thereto was asserted before or is asserted after the Closing Date and (iii) any Liability resulting from any failure of the parties to comply with any applicable bulk sales or transfer Legal Requirement in connection with the transactions contemplated by this Agreement. If PentaStar or the Acquiror is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, it may, at its option, join the Company and the Shareholders, or any of them, in that action and have its right to indemnification adjudicated by the court. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement. If PentaStar or the Acquiror is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, it may, at its option, join the Company and the Shareholders in that action and have its right to indemnification adjudicated by the court.

         (b (i) The aggregate indemnification obligation of the Company and the Shareholders shall be limited to the amount of the Purchase Price; provided, however, that neither the Company nor the Shareholders shall have any obligation to indemnify PentaStar or the Acquiror from and against any Adverse Consequences based upon the breach (or alleged breach) of any representation or warranty of the Company or the Shareholders contained in Section 3.1(other than those contained in Section 3.1(a), 3.1(b), 3.1(c), 3.1(f), 3.1(g)(i), 3.1(m), Section
3.1(o), 3.1(p), 3.1(q), 3.1(u) and 3.1(v)) until PentaStar and the Acquiror have collectively suffered Adverse Consequences by reason of any or all such breaches (or alleged breaches) in excess of $5,000 in aggregate, at which point the Company and the Shareholders shall be obligated to jointly and severally indemnify PentaStar and the Acquiror from and against the entirety of all such Adverse Consequences from the first dollar; and provided, further, that the indemnification obligation of the Shareholders shall be further limited as set forth in Section 7.1(c).

             (ii) If Earn-Out EBITA is determined pursuant to this Agreement to be in excess of $625,000 and after such determination is made PentaStar or the Acquiror have an indemnification claim pursuant to Section 7.1(a) against the Company or the Shareholders, then PentaStar and the Acquiror shall not assert such claim against the Company and the Shareholders unless, and then only to the extent that, such claim (aggregated with all other claims which were not previously asserted against the Company and the Shareholders due to operation of this sentence (and such other claims may also then be asserted)) exceeds the positive difference, if any, between (A) the Earn-Out EBITA Differential, minus
(B) the amount of the Earn-Out EBITA Differential which has been consumed by operation of Section 5.8; provided, however, that the Earn-Out EBITA Differential may be used to offset amounts due under Section 5.8 only if and to the extent PentaStar and the Acquiror do not have other claims under Section 7.1(a), including claims represented by the Unasserted Claim Amount.

         (c Notwithstanding anything to the contrary set forth in Section 7.1(a) or 7.1(b):

              (i the Shareholders shall not have any Liability under Section 7.1(a) or 7.1(b) (except as set forth in Section 5.8) so long as:

                  (A) prior to the first anniversary of the Closing Date, (1) all or substantially all of the assets or capital stock of the Company are not sold or transferred, regardless of how structured (including any acquisition structured as a merger, consolidation or share exchange) and whether in one transaction or a series of related or unrelated transactions; and

                  (B) (1) the Company does not make any payment or transfer to or for the benefit of any shareholder, officer or director or any relative or affiliate thereof and the Company does not permit any Person, including, without limitation, any shareholder, officer, director or employee or any relative or affiliate thereof, to withdraw assets from the Company (other than payment to the Shareholders of the proportionate monthly amount of (I) their respective normal annualized salaries due and payable during such period or (II) rent due under pre-existing real property leases between the Company and a Shareholder which are disclosed on Exhibit 3.1(g)(i)(B)) and (2) neither the Company nor any Shareholder has agreed to take, enter into, or permit any of the matters described in clauses (B)(1) or (2); and

                  (C) neither the Company nor the Shareholders has failed to disclose to PentaStar prior to the date of this Agreement and the Closing, any material adverse information then known to any of the Company or the Shareholders concerning the Business, the Acquired Assets, or the transactions contemplated by this Agreement; and

                  (D) the representations and warranties set forth in Sections 3.1(b) or 3.1(c) have not been breached; and

                  (E) the Company has not assigned this Agreement or any of its obligations hereunder.

              (ii If the Shareholders have any Liability as a result of the conditions set forth in Section 7.1(c)(i) not having been met, then the Liability of each of David C. Chisolm and Tammy L. Brennan shall be limited to any funds, assets or property which such Shareholder or any of such Shareholder's relatives or affiliates (other than another Shareholder) receives from or in respect of the Company.

         (d) Notwithstanding anything to the contrary in this Section 7.1, the Loan Documents shall not be considered Other Seller Agreements for any purposes of Section 7, including, without limitation, for purposes of Sections 7.1(a),
(b) or (c). The only obligations of the Company, Shaun M. Emerson and David E. Smith, as the case may be, with respect to the Loan Documents shall be as set forth in the Loan Documents. The only rights of PentaStar and the Acquiror with respect to the Loan Documents shall be as set forth in the Loan Documents and applicable Legal Requirement.

     7.2. Indemnification Provisions for Benefit of the Company and the Shareholders. If PentaStar breaches (or if any Person other than the Company or a Shareholder alleges facts that, if true, would mean PentaStar has breached) any of its representations or warranties contained herein and the Shareholders' Agent gives notice of a claim for indemnification against PentaStar within the Survival Period, or if PentaStar or the Acquiror, as the case may be, breaches (or if any Person other than the Company or a Shareholder alleges facts that, if true, would mean PentaStar or the Acquiror has breached) any of its respective covenants contained herein or any of its respective representations, warranties or covenants contained in any Other PentaStar Agreement and the Shareholders' Agent gives notice thereof to PentaStar, then PentaStar or the Acquiror, as the case may be, agrees to indemnify and hold harmless the Company and the Shareholders from and against any Adverse Consequences the Company and the Shareholders may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach by such Person, regardless of whether the Adverse Consequences are suffered during or after the Survival Period. In determining whether there has been a breach of any representation or warranty contained in Section 3.2 and in determining the amount of Adverse Consequences suffered by the Company and the Shareholders for purposes of this Section 7.2, such representations and warranties shall not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute shall be resolved by arbitration pursuant to this Agreement. If the Company or a Shareholder is sued in an action relating in whole or in part to a claim against which it is or may be entitled to indemnification hereunder, the Shareholder's Agent may, at its option, join PentaStar or the Acquiror, as the case may be, in that action and have the right of the Company and the Shareholders to indemnification adjudicated by the court. If the Company or a Shareholder is sued in an action relating in whole or in part to a claim against which the Company or the Shareholder is or may be entitled to indemnification hereunder, the Company or the Shareholder may, at its option, join PentaStar or the Acquiror, as the case may be, in that action and have his right to indemnification adjudicated by the court.

     7.3. Matters Involving Third Parties.


         (a If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party shall notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

         (b Any Indemnifying Party shall have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party shall have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not,


                                     xxxii
in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it shall be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim.

         (c So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 7.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         (d In the event any of the conditions in Section 7.3(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party shall remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Section 7.

     7.4. Right of Offset. PentaStar and the Acquiror shall have the right to offset any Adverse Consequences either of them may suffer or any amounts due to either of them hereunder or under any Other Seller Agreement against any amounts payable or shares of PentaStar Common Stock issuable pursuant to this Agreement or any Other Seller Agreement to the Company, any Shareholder or any relative or affiliate of the Company or any Shareholder at or after the Closing. For purposes of effecting any offset against shares of PentaStar Common Stock, each share shall be valued at the price per share at which it was issued, and PentaStar and the Acquiror shall be entitled to select the particular shares against which any setoff is effected.

     7.5. Other Remedies. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common law remedy any party may have.

8. Termination.

     8.1. Termination of Agreement. The parties may terminate this Agreement as provided below:

         (a) PentaStar and the Shareholders' Agent may terminate this Agreement by mutual written consent at any time prior to the Closing; or

         (b) PentaStar may terminate this Agreement by giving written notice to the Shareholders' Agent at any time prior to the Closing (i) in the event the Company or any Shareholder has breached any representation, warranty or covenant contained in this Agreement in any material way, PentaStar has notified the Shareholders' Agent of the breach, and the breach has not been cured within 10 days after the notice of breach, (ii) if the Closing has not occurred on or before January 31, 2001 because of the failure of any condition



                                     xxxiii
precedent to PentaStar's obligations to consummate the Closing (unless the failure results primarily from PentaStar breaching any representation, warranty or covenant contained in this Agreement in any material way) or (iii) in the event the Company takes any action it is permitted to take pursuant to the penultimate sentence of Section 4.2; or

         (c) the Shareholders' Agent may terminate this Agreement by giving written notice to PentaStar at any time prior to the Closing (i) in the event PentaStar or the Acquiror has breached any representation, warranty or covenant contained in this Agreement in any material way, the Shareholders' Agent has notified PentaStar of the breach, and the breach has not been cured within 10 days after the notice of breach or (ii) if the Closing has not occurred on or before January 31, 2001 because of the failure of any condition precedent to the Company's obligations to consummate the Closing (unless the failure results primarily from the Company or any Shareholder breaching any representation, warranty or covenant contained in this Agreement in any material way.

     8.2. Effect of Termination. The termination of this Agreement by a party pursuant to Section 8.1 shall in no way limit any Liability of any other party based on or arising from a breach or default by such other party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement, and the terminating party shall be entitled to seek all relief to which it is entitled under applicable Legal Requirement. If this Agreement is terminated pursuant to Section 8.1, the Company and the Shareholders acknowledge and agree that PentaStar and any Subsidiary may solicit, hire and enter into relationships with the Company's employees, Sub-Agents, customers, referral sources and service providers of the Company, and neither PentaStar, the Acquiror nor any Person associated therewith shall have any Liability as a result thereof.

9. Miscellaneous.

     9.1. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

     9.2. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     9.3. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither the Company nor any Shareholder may assign this Agreement or any of its, his or her rights, interests or obligations hereunder without the prior written approval of PentaStar; provided, however, that the Company may assign this Agreement and its rights and interests hereunder and delegate its obligations hereunder to any Person who (a) acquires all or substantially all of the assets or capital stock of the Company (regardless of how such transaction is structured, including any acquisition structured as a merger, consolidation or share exchange, and whether in one transaction or a series of related or unrelated transactions) or (b) provides debt or equity financing to the Company, so long as such Person expressly agrees in writing to assume such obligations and be bound by this Agreement and a copy of such written agreement is delivered to PentaStar. PentaStar and the Acquiror may assign their respective rights and obligations hereunder as permitted by applicable Legal Requirement, including, without limitation, to any debt or equity financing source.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart

                                     xxxiv
of the signature page to this Agreement shall be deemed the execution of a counterpart of this Agreement. This Agreement may be delivered by facsimile and facsimile signatures shall be treated as original signatures for all purposes.

     9.5. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6. Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:

     If to the Company or any
     Shareholder:                       Copy to:

     Addressed to the
     Shareholders' Agent at:            Richard B. McNamee
     2200 S. Main Street, Suite 101     2200 S. Main Street, Suite 101
     Lombard, Illinois  60148           Lombard, Illinois  60148

     Telecopy: (630) 629-2861           Telecopy: (630) 629-2861

     If to PentaStar or the Acquiror:   Copy to:

     PentaStar Communications, Inc.     Sherman & Howard L.L.C.
     1660 Wynkoop Street, Suite 1010    633 Seventeenth Street, Suite 3000
     Denver, Colorado  80202            Denver, Colorado  80202
     Attn: Chief Executive Officer      Attn:  B. Scott Pullara, Esq.
     Telecopy:  (303) 825-4402          Telecopy:  (303) 298-0940


Notices shall be deemed given three days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     9.7. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

     9.8. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same is in writing and signed by PentaStar and the Shareholders' Agent. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver shall be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

     9.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     9.10. Expenses. Except as otherwise provided in Section 8.2, (a) PentaStar shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby and (b) the Company and the Shareholders shall bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company or by any Shareholder either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby.

     9.11. Arbitration. If the Closing occurs, any disputes arising under or in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, shall be submitted to binding arbitration in Denver, Colorado before the Judicial Arbiter Group, but under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. If the Judicial Arbiter Group is unavailable to conduct the arbitration, then it shall be before another arbitral body in Denver, Colorado selected by PentaStar and the Shareholders' Agent or, if they cannot agree on another arbitral body, the American Arbitration Association. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitrator shall have full authority to order specific performance and other equitable relief and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential, except as may otherwise be required by applicable Legal Requirement. The decision of the arbitrators shall be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE SHALL BE SPECIFICALLY ENFORCEABLE. The prevailing party or parties in any such arbitration or in any action to enforce this Agreement shall be entitled to recover, in addition to any other relief awarded by the arbitrator, all reasonable costs and expenses, including fees and expenses of the arbitrators and attorneys, incurred in connection therewith. If each party prevails on specific issues in the arbitration or action, the arbitrator or court may allocate the costs incurred by all parties on a basis it deems appropriate. If any party files a judicial or administrative action asserting claims subject to arbitration as prescribed under this Section 9.11, and another party successfully stays such action and/or compels arbitration of said claims, the party filing such action shall pay the other party's costs and expenses incurred in seeking such stay and/or compelling arbitration, including reasonable attorneys' fees.

     9.12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The word "including" shall mean including without limitation. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party


                                     xxxvi
has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     9.13. Incorporation of Exhibits. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

     9.14. Shareholders' Agent. The Company and each Shareholder hereby authorize and appoint the Shareholders' Agent as its, his or her exclusive agent and attorney-in-fact to act on behalf of each of them with respect to all matters which are the subject of this Agreement, including, without limitation,
(a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder and
(b) asserting, settling, compromising, or defending, or determining not to assert, settle, compromise or defend, (i) any claims which the Company or any Shareholder may assert, or have the right to assert, against PentaStar or the Acquiror, or (ii) any claims which PentaStar or the Acquiror may assert, or have the right to assert, against the Company or any Shareholder. The Shareholders' Agent hereby accepts such authorization and appointment. Upon the receipt of written evidence satisfactory to PentaStar to the effect that the Shareholders' Agent has been substituted as agent of the Company and the Shareholders by reason of his death, disability or resignation, PentaStar and the Acquiror shall be entitled to rely on such substituted agent to the same extent as they were theretofore entitled to rely upon the Shareholders' Agent with respect to the matters covered by this Section 9.14. Neither the Company nor any Shareholder shall act with respect to any of the matters which are the subject of this Agreement except through the Shareholders' Agent. The Company and the Shareholders acknowledge and agree that PentaStar and the Acquiror may deal exclusively with the Shareholders' Agent in respect of such matters, that the enforceability of this Section 9.14 is material to PentaStar and the Acquiror, and that PentaStar and the Acquiror have relied upon the enforceability of this
Section 9.14 in entering into this Agreement.



                                     xxxvii

     9.15. David Smith. The parties acknowledge and agree that they have had various discussions concerning the employment of David E. Smith by the Acquiror, that Mr. Smith has on December 29, 2000 been offered employment by the Acquiror as a salesperson with select managerial responsibilities, and that such offer supersedes all prior offers, understandings, agreements, representations or obligations by , between or among any of the parties, including Mr. Smith, concerning his employment by PentaStar or the Acquiror.

              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]




                                    xxxviii

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. PENTASTAR:

                               PENTASTAR COMMUNICATIONS, INC.


                               By: /s/ Robert S. Lazzeri
                                   -------------------------------------------
                               Name: Robert S. Lazzeri
                               Title: Chief Executive Officer

                               ACQUIROR:

                               PENTASTAR ACQUISITION CORP. IX


                               By: /s/ Robert S. Lazzeri
                                   -------------------------------------------
                               Name: Robert S. Lazzeri
                               Title: Chief Executive Officer

                               COMPANY:

                               DIGISTAR NETWORKS, INC.


                               By: /s/ Shaun M. Emerson
                                   -------------------------------------------
                               Name: Shaun M. Emerson
                               Title: President

                               SHAREHOLDERS:


                               /s/ Shaun M. Emerson
                               -----------------------------------------------
                               Shaun M. Emerson

                               /s/ David C. Chisolm
                               -----------------------------------------------
                               David C. Chisolm

                               /s/ David E. Smith
                               -----------------------------------------------
                               David E. Smith

                               /s/ Tammy L. Brennen
                               -----------------------------------------------
                               Tammy L. Brennen

                     [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                     xxxix

                                                                 Exhibit 1.1(a)
                                                                 -------

                                  DEFINED TERMS


     Acquiror has the meaning given it in the preamble to this Agreement.

     Acquired Assets means all right, title and interest of the Company in and to all of the tangible and intangible assets of the Company identified on
Exhibit 1.1(b).

     Adverse Consequences means all actions, suits, proceedings, investigations, complaints, claims, demands, Orders, Liabilities, liens, losses, damages, penalties, fines, settlements, costs, remediation costs, expenses and fees (including court costs and reasonable fees and expenses of counsel and other experts), plus interest at a rate equal to two percentage points above the prime rate quoted by PentaStar's principal lender from time to time accrued from the date of such Adverse Consequence.

     Affiliated Group means any affiliated group within the meaning of Code
Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

     Assignment and Assumption Agreement means the Assignment and Assumption Agreement between the Company and the Acquiror in the form of Exhibit 1.1(c) pursuant to which the Acquiror shall assume the Assumed Liabilities.

     Assumed Liabilities are those Liabilities of the Company with respect to the Business which will become the Liabilities of the Acquiror, PentaStar Corporation or PentaStar Holding Corp., as the case may be (as indicated on Exhibit 1.1(d)(i)), upon the Closing pursuant to the Assignment and Assumption Agreement. Assumed Liabilities means (a) the obligations of the Company arising after the Closing Date under those contracts with respect to the Business which are identified by PentaStar on Exhibit 1.1(d)(i) with respect to the period after the Closing Date; provided, however, that such obligations shall not include any Liability of the type contemplated by clause (ii) of the third sentence of Section 7.1(a) which results from, arises out of or relates to the period on or before the Closing Date and (b) the Liabilities set forth on
Exhibit 1.1(d)(ii) in the amounts set forth on Exhibit 1.1(d)(ii). Assumed Liabilities shall not include any other Liability.

     Bank means Cole Taylor Bank.

     Bank Lien Release means the delivery by the Bank to PentaStar of UCC-3 termination statements and such other documents as PentaStar requests to affect and evidence the release of all Encumbrances of the Bank on the Acquired Assets.

     Benefit Arrangement has the meaning set forth in Section 3.1(m).

     Business means all the activities and services performed by the Company pursuant to its agency/distributor agreements with Ameritech, BellSouth, Southwestern Bell, Sprint, Intermedia and QWEST and also including the business of selling as an agent, or a sub-agent, communication services of providers in exchange for a commission, either directly or indirectly. After December 31, 2001, the definition o f "Business" shall not include the selling of communication services as an agent or sub-agent for the specific purpose only of


                          Exhibit 1.1(a) - i
augmenting for terrestrial purposes the Company's post-Closing business of providing video satellite high speed data, video and related services.

     Business Day means any day on which commercial banks are open for business in Denver, Colorado.

     Capital Lease Property has the meaning given it in Section 4.9.

     Cash Portion of the Purchase Price has the meaning set forth in Section 2.1(a)(i).

     Closing Accounts Receivable means all accounts (including late fees and interest charges thereon) and notes receivable of the Company with respect to the Business in existence as of the Closing Date as set forth on the Closing Date Balance Sheet, determined in accordance with GAAP and on a basis consistent with the accounting practices of PentaStar, but excluding in any event any Residual Payment Rights.

     Closing and Closing Date have the meanings given in Section 2.5.

     Closing Date Balance Sheet has the meaning given it in Section 2.3(c)(i).

     Closing Date Liabilities means all Liabilities of the Company (including those designated as such pursuant to this Agreement), other than the Assumed Liabilities.

     Code means the Internal Revenue Code of 1986, as amended.

     Company has the meaning given it in the preamble to this Agreement, except that for purposes of Section 3.1, the term the "Company" shall mean the Company and all of its Subsidiaries.

     Company Shares has the meaning given it in Section 3.1(b).

     Company Welfare Plan has the meaning given it in Section 3.1(m).

     Confidential Information means any information concerning the subject Person or the subject Person's business, products, financial condition, prospects and affairs that is not already generally available to the public.

     Earn-Out Amount means the remainder of two times the Earn-Out EBITA, minus
(a) the Cash Portion of the Purchase Price, minus (b) the amount of the Assumed Liabilities described in clause (b) of the definition of Assumed Liabilities, minus (c) amounts paid by the Acquiror in respect of Closing Date Liabilities (other than those Closing Date Liabilities in respect of which there is a reduction of the Purchase Price pursuant to Section 2.3(a)(i)(A)(4)), and minus
(d) the amount paid to the Company pursuant to Section 2.3(a)(i)(B); provided, however, that in no event shall the Earn-Out Amount be such as would cause the Earn-Out Amount plus the amounts referred to in clauses (a) through (d) of this definition to exceed $1,250,000.

     Earn-Out EBITA means the EBITA of the Acquiror from the Network Group Operations for the Earn-Out Period, including for purposes of such determination the EBITA of the Business from October 1, 2000 until the Closing Date; provided, however, that in any event Earn-Out EBITA (a) shall include payments actually received during the Earn-Out Period for Residual Payments Rights, (b) shall not include any general allocation


                          Exhibit 1.1(a) - ii
of PentaStar corporate headquarters expense but shall include as an expense the fair market value (determined as set forth in Section 5.12) of any services provided to the Acquiror pursuant to Section 5.12 and (c) shall be reduced by the Principal Customer/Principal Referral Source Reduction Amount.

     Earn-Out EBITA Differential means the product (if such product is a positive number) of (a) (i) Earn-Out EBITA, (ii) minus $625,000, multiplied by
(b) 2; provided, however, that if Earn-Out EBITA is zero or negative, the Earn-Out EBITA Differential shall be zero. For example, if Earn-Out EBITA is $700,000, then the Earn-Out EBITA Differential would be $150,000.

     Earn-Out Financial Statements has the meaning given in Section 2.3(e)(ii).

     Earn-Out Period means the period commencing October 1, 2000 and ending September 30, 2001.

     EBITA means earnings before interest, taxes and amortization, determined in accordance with GAAP and on a basis consistent with the accounting practices of PentaStar, including PentaStar's GAAP methods of revenue recognition for residual commission payments and GAAP consistent with booking prior paid salesperson commissions as prepaid commissions less an appropriate reserve for contract cancellations and salesperson terminations and expensing salesperson commissions at the time the revenue is recognized; provided, however, that all salesperson commissions with respect to the Business paid by the Company between October 1, 2000 and the Closing Date shall only be expensed one time, at the time the revenue is recognized for GAAP purposes.

     Employee Benefit Plan means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan, as defined in ERISA Section 3(37)) or (d) Employee Welfare Benefit Plan.

     Employee Pension Benefit Plan has the meaning set forth in ERISA Section 3(2).

     Employee Welfare Benefit Plan has the meaning set forth in ERISA Section 3(1).

     Encumbrance means any mortgage, pledge, conditional sale agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

     Environmental Obligations means all present and future Legal Requirements and Permits concerning land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.ss.9601 et seq.), as amended.

     ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

     ERISA Affiliate means any entity which is controlled by, or is under common control with, the Company, as determined under ERISA Section 4001(a)(14).


     Estimated Closing Date Balance Sheet has the meaning given it in Section 2.3(b)(i).


                          Exhibit 1.1(a) - iii

     Estimated Interim Period Cash Flow Statement has the meaning given it in
Section 2.3(b)(ii).

     Exchange Act means the Securities Exchange Act of 1934, as amended.

     Fair Market Value of the PentaStar Common Stock means (a), as of the Closing Date, the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to the Closing Date, as quoted by Nasdaq, (b) for the Second Closing, the average of the closing prices of PentaStar Common Stock for the five trading days ending two trading days prior to June 30, 2001, as quoted by Nasdaq and (c) as of any other date, the average of the closing prices of the PentaStar Common Stock for the five trading days ending two trading days prior to such date. If closing prices are not quoted for the PentaStar Common Stock, the closing price for each such day shall be deemed to be the average of the last bid and last asked prices for the PentaStar Common Stock for that day, as quoted by Nasdaq. If the PentaStar Common Stock is not quoted on Nasdaq, the closing price for each such day shall be deemed to be the average of the high and low sales prices for the PentaStar Common Stock on that day (or if no sales prices are reported, the average of the high and low asked prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers. If the Fair Market Value of the PentaStar Common Stock cannot be determined as provided above, Fair Market Value shall be determined by the board of directors of PentaStar by any reasonable method chosen by it.

     First Year Shortfall Percentage means the percentage obtained by dividing
(a) the aggregate amount of residual payments due from Ameritech prior to the first anniversary of the Closing as set forth on Exhibit 5.8 which are not actually received from Ameritech by the Acquiror prior to the first anniversary of the Closing Date, by (b) the aggregate amount of residual payments due from Ameritech prior to the first anniversary of the Closing as set forth on Exhibit 5.8.

     401(k) Plan means a plan maintained under Code Section 401(k).

     GAAP means generally accepted accounting principles as in effect from time to time in the United States.

     Governmental Authority means the United States of America, any state, commonwealth, territory or possession of the United States of America, any political subdivision thereof (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

     Hazardous Materials means any material, chemical, compound, mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Obligation.

     Intellectual Property means all trade, corporate, business and product names, trademarks, trademark rights, service marks, copyrights, patents, patent rights, trade secrets, inventions, processes, formulae, discoveries, improvements, business, customer and technical information, computer software, all registrations, licenses and applications pertaining thereto, and all related documentation and goodwill.

     Interim Cash Requirement means the amount of the positive difference, if any, between (a) the aggregate amount of cash disbursements by the Acquiror during the Interim Period for Liabilities, including

                          Exhibit 1.1(a) - iv
payroll, commissions, rent and accounts payable, minus (b) the aggregate amount of cash collections by the Acquiror during the Interim Period.

     Interim Period means the period between the Closing Date and the date of receipt of the first regularly scheduled Ameritech commission payment following the Closing Date.

     Interim Period Cash Flow Statement has the meaning given it in Section 2.3(c)(ii).

     Key Employee means (a) each employee of the Company with respect to the Business other than clerical employees and (b) if any salesperson with respect to the Business is an independent contractor rather than an employee, each such salesperson. Key Employees include, without limitation, executives and salespersons.

     Latest Balance Sheet has the meaning given it in Section 3.1(d).

     Legal Requirement means any constitution, statute, ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions applying or interpreting any such Legal Requirement.

     Liability means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

     Loan Documents means each of the Promissory Note from the Company to PentaStar in the form of Exhibit 1.1(e) and the Guaranty from Shaun M. Emerson and David C. Chisolm, and their respective spouses, to PentaStar in the form of
Exhibit 1.1(f).

     Network Group Operations means the current operations of the Company with respect to the Business as of the Closing Date; provided, however, that nothing in this definition or elsewhere in this Agreement shall preclude PentaStar from simultaneously selling into the sales areas of the Network Group Operations through other subsidiaries or its own activities; provided, further, that the Acquiror shall not call on, solicit, market to or sell to any Person which, as of the date of the first contact with such Person, is an existing or prospective customer of PentaStar. For purposes of this definition, a "customer" shall mean a Person to whom a sale has been made by, or involving as agent for the seller, PentaStar (including for this purpose any Person or business acquired by PentaStar), through a Subsidiary or its own activities, within the three-year period prior to the Closing Date. For purposes of this definition, a "prospective customer" shall mean a Person whom PentaStar (including for this purpose any Person or business acquired by PentaStar), through a Subsidiary or its own activities, (a) has contacted via telephone, mail or other delivery, Internet or indirect marketing through referral sources or sub-agents or (b) has made a proposal to on or prior to the date on which the Acquiror first contacts such Person regarding a sale within the Acquiror's business.

     Noncompetition Agreement means the Noncompetition Agreement among PentaStar, the Acquiror, the Company and the Shareholders in the form of Exhibit 1.1(g).

     Operational Continuity means the Company has, with respect to the Business and the Acquired Assets, (a) maintained its assets, properties and business in the same manner as prior to October 1, 2000 and in a manner consistent with the Company's budget as previously submitted to PentaStar, (b) discussed and consulted



                          Exhibit 1.1(a) - v
with PentaStar on any material changes in strategy, policies or business operations and (c) obtained PentaStar's prior written approval before making or implementing any material operating or policy decisions regarding the Company, including, without limitation, hiring, entering into contracts and making capital or operating expenditures.

     Orders means all judgments, injunctions, orders, rulings, decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

     Other PentaStar Agreements means the Assignment and Assumption Agreement, the Noncompetition Agreement and the other documents and instruments to be executed and delivered by PentaStar or the Acquiror pursuant to this Agreement.

     Other Seller Agreements means the Assignment and Assumption Agreement, the Loan Documents, the Noncompetition Agreement and other documents and instruments to be executed and delivered by the Company, any Shareholder or any relative or affiliate of the Company or of any Shareholder pursuant to this Agreement.

     PentaStar Common Stock means the common stock, par value $.0001 per share, of PentaStar.

     PentaStar Shares has the meaning set forth in Section 3.1(u).

     Permits means all permits, licenses, consents, franchises, authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.

     Person means an individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization or Governmental Authority.

     Premises means the real property, buildings and improvements thereon constituting the Business premises located at 5113 N. Executive Drive, Suite L20, Peoria, Illinois 61614 and 3475 Lenox Road N.E., Suite 400 Atlanta, Georgia 30326.

     Principal Customer (a) has the meaning given it in Section 3.1(o) and (b) also means each customer that individually or with its affiliates accounts, as a customer, for 5% or more of the aggregate revenues of the Company with respect to the Business and the Acquiror during the Earn-Out Period.

     Principal Customer/Principal Referral Source EBITA Impact Amount means, with respect to the Earn-Out Period and associated with any particular Principal Customer or Principal Referral Source, the aggregate GAAP revenues of the Company with respect to the Business and the Acquiror, less the aggregate commission expense of the Company with respect to the Business and the Acquiror for sales people or fees of the Company with respect to the Business and the Acquiror to referral sources.

     Principal Customer/Principal Referral Source Reduction Amount means the Principal Customer/Referral Source EBITA Impact Amount associated with any Principal Customer or Principal Referral



                          Exhibit 1.1(a) - vi

Source which ceases to be, which gives notice to the Acquiror or PentaStar that it will cease to be, or which PentaStar reasonably believes in good faith will cease to be, a Principal Customer or Principal Referral Source.

     Principal Provider has the meaning given it in Section 3.1(o).

     Principal Referral Source (a) has the meaning given it in Section 3.1(o) and (b) also means each referral source that individually or with its affiliates accounts, as a referral source, for 5% or more of the aggregate revenues of the Company with respect to the Business and the Acquiror during the Earn-Out Period.

     Promissory Note has the meaning given it in the definition of Loan
Documents.

     Purchase Price has the meaning given it in Section 2.3(a).

     Purchaser Representative Documents has the meaning given it in Section 3.1(u).

     Residual Payment Rights means all rights to future payments of commissions from any service provider.

     Residual Payment Shortfall means an amount determined by multiplying the
(a) First Year Shortfall Percentage by (b) the aggregate amount of residual payments which are due from Ameritech on or after the first anniversary of the Closing as set forth on Exhibit 5.8.

     Right means any right, property interest, concession, patent, trademark, trade name, copyright, know-how or other proprietary right of another Person.

     Rollovers and Direct Rollovers have the meanings set forth in Code Section 401(a)(31).

     SEC means the Securities and Exchange Commission.

     SEC Filings means all reports, registration statements and other filings filed by PentaStar with the SEC on or prior to the date of this Agreement.

     Second Closing has the meaning set forth in Section 2.3(e)(iii).

     Securities Act means the Securities Act of 1933, as amended.

     Seller Transaction Expenses means the reasonable out-of-pocket expenses incurred by PentaStar in obtaining the certificates and searches contemplated by Sections 6.1(f)(iii) and (l) and in obtaining or assisting the Company in connection with any other similar matters requested by the Company to facilitate the Closing.

     Shareholders has the meaning given it in the preamble to this Agreement.

     Shareholders' Agent means Shaun M. Emerson (or the substituted agent described in Section 9.14) acting as agent for the Company and the Shareholders pursuant to Section 9.14.

     Shareholder Property has the meaning given it in Section 4.8.


                              Exhibit 1.1(a) - viii

     Sub-Agent means a Person, not an employee of the Company, who markets or sells goods or services of the Company with respect to the Business to third parties. The term Sub-Agent includes the Persons listed as such on Exhibit 3.1(o)(ii).

     Subsidiary means, with respect to a Person, any Person controlled (meaning possession of the direct or indirect power to direct or cause the direction of the management and policies, whether through the ownership of voting securities, by contract or otherwise) by such first Person directly or through one or more intermediaries.

     Survival Period means, with respect to a representation or warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to Section 3.3.

     2001 Residual Payments has the meaning given it in Section 5.8.

     Tax means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

     Tax Return means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     Unasserted Claim Amount means the aggregate of all claims against the Company and the Shareholders which have not then been asserted by PentaStar or the Acquiror due to the operation of Section 7.1(b)(ii).





                               Exhibit 1.1(a) - ix

                               Exhibit 1.1(a) - x